Exhibit 10.25

PALM COMPUTING CONFIDENTIAL

SOFTWARE LICENSE AGREEMENT

This Software License Agreement is entered into by and between Palm Computing, Inc. (“Palm Computing”), a California corporation with a place of business at 5400 Bayfront Plaza, Santa Clara, CA 95054, and Sony Corporation (“Licensee”), a Japanese corporation with a place of business at 6-7-35 Kitashinagawa, Shinagawa, Tokyo. The effective date of this Agreement shall be the date last executed below (“Effective Date”), provided that this Agreement shall not be effective in the absence of any and all required governmental approvals.

RECITALS

A. Palm Computing or its suppliers are the owners of software and other technology related to the Palm Computing Palm Computing platform.

B. Licensee is a developer, manufacturer and marketer of, among other things, handheld computing products.

C. Licensee desires to obtain a license to certain Palm Computing software, and technology, as more particularly described in Exhibit A (Palm Software), in order to develop, manufacture and market certain handheld computing and communications products incorporating, and compatible with, such Palm Computing software and technology. Palm Computing is willing to grant Licensee such a license upon the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. Definitions

1.1 “Confidential Information” means that information of either party (“Disclosing Party”) which is disclosed to the other party (“Receiving Party”) pursuant to this Agreement, in written form and marked “Confidential,” “Proprietary” or similar designation, or if disclosed orally, the Disclosing Party shall indicate that such information is confidential at the time of disclosure and send a written summary of such information to the Receiving Party within thirty (30) days of disclosure and mark such summary “Confidential,” “Proprietary” or similar designation. Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, product plans, sales and marketing plans and business information. References to either party as a Receiving Party or a Disclosing Party shall also include all of such party’s Affiliates (as defined below), subject to the restrictions contained in this Agreement.

1.2 “Licensee Products” means Licensee’s handheld computing or communications products, subject to the requirements set forth in Section 2.2.

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1.3 “Licensee Software” means any software developed, acquired, or licensed by Licensee, or for Licensee by a third party, for the Licensee Products.

1.4 “Net Revenue” means monies received or receivable by Licensee in connection with the sale, permitted licensing, distribution or other exploitation of the Licensee Products, but shall exclude taxes and separately stated shipping and handling costs or maintenance, support, and engineering fees and returns.

1.5 “Palm Device Applications” means the applications files described in Exhibit A (Palm Software).

1.6 “Palm Device Applications SDK” means Palm Computing’s commercially available software development kit for applications for the Palm Computing platform as described in Exhibit A (Palm Software).

1.7 “Palm Desktop Software” means the Palm Computing desktop software related to the Palm Computing Product described in Exhibit A (Palm Software).

1.8 “Palm Development Environment” means the development and debugging tools relating to the Palm OS described in Exhibit A (Palm Software), including a list of certain third-party development tools that are commercially available relating to the Palm OS, provided that Licensee shall be responsible for obtaining any necessary rights for such third-party development tools.

1.9 “Palm End-User Documentation” means the end-user documentation related to the Palm Software as described in Exhibit A (Palm Software).

1.10 “Palm GUI” means the graphical user interface files for the Palm Computing platform as described in Exhibit A (Palm Software).

1.11 “Palm Installation CD Files” means the artwork, guided tour files, and other files and related elements of the Palm installation CD as described in Exhibit A (Palm Software).

1.12 “Palm Materials” shall mean: the Palm End-User Documentation, Palm Technical Documentation, and any Palm Computing end user materials provided under Section 7.3 below, English language versions thereof.

1.13 “Palm OS” means the Palm operating system software files and build tools described in Exhibit A (Palm Software), including: (a) software and documentation provided by Palm Computing to Licensee pursuant to Section 6.1; and (b) the Palm OS Drivers. All Palm OS software shall be provided in object code form only, except as may be agreed by the parties in writing.

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1.14 “Palm OS Driver “ means the software drivers and sample extensions for the Palm OS as described in Exhibit A (Palm Software).

1.15 “Palm Software” shall mean: (a) the Palm Device Applications, Palm Device Applications SDK, Palm Desktop Software, Palm GUI, Palm Installation CD Files, Palm OS, and Palm OS Drivers, English language versions thereof; and (b) any Updates, upgrades, releases, or new versions of any of the foregoing hereinafter furnished to Licensee by Palm Computing in connection with the Palm Software.

1.16 “Palm Technical Documentation” means the technical documentation, repair manuals, service manual, engineering schematics, and other materials relating to the Palm OS as described in Exhibit A (Palm Software).

1.17 “Update” means a bug fix, workaround, or patch to correct any reproducible error in the Palm Software, or a new release of the Palm Software for which the number to the right of the decimal point is increased. For example, Palm OS 3.1 would be an Update to Palm OS 3.0.

1.18 “Affiliate” means any legal entity which is directly or indirectly controlling, controlled by or under common control with a party, where “control” shall mean the direct or indirect ownership of more than fifty percent (50%) of the outstanding shares or other voting rights of the subject entity to elect directors (or in the case of an entity that is not a corporation, interests entitled to vote in the election of the corresponding managing authority), only for so long as such control exists.

2. Licenses

2.1 Development and Documentation License. Subject to the terms and conditions of this Agreement, Palm Computing hereby grants to Licensee a personal, limited, non-exclusive, non-transferable, fully-paid license to use and reproduce the Palm Development Environment, the Palm Software in object code form, and the Palm Materials solely to develop, manufacture, test and support the Licensee Products. [**]

2.2 Distribution License. Subject to the terms and conditions of this Agreement, Palm Computing hereby grants to Licensee a personal, limited, nonexclusive, non-transferable, worldwide (subject to Section 2.8(a)), royalty-bearing license to use, reproduce, and distribute: (a) the Palm OS, Palm OS Drivers, and Palm Device Applications, in object code form, solely when embedded into Licensee Products; and (b) the Palm Desktop Software and Palm Installation CD Files, in object code form, and Palm End-User Documentation solely when bundled with Licensee Products. Licensee certifies that it will distribute the Palm OS, Palm OS Drivers and Palm Device

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Applications only as incorporated into Licensee Products which, by an objective examination of such factors as cost, product features and pricing, represent a significant enhancement and transformation of such Palm Materials (with regard to both value and function).

2.3 Compatibility and Trademark License.

(a) Compatibility Testing. Prior to the release of any and all Licensee Products, or any upgrade or new version thereof, Licensee shall submit the Licensee Products at its expense to any of Palm Computing’s approved independent compatibility testing labs (“Approved Testing Lab”) for compatibility testing in accordance with the test criteria attached hereto as Exhibit B (the “Test Criteria”). If the Approved Testing Lab rejects the Licensee Products because of a nonconformance with the Test Criteria, then such testing lab will provide Licensee and Palm Computing a detailed written statement of the reasons for such rejection (“Statement of Errors”). Upon receipt of the Statement of Errors, Licensee shall use reasonable efforts to modify the Licensee Products to conform to the Test Criteria. The parties acknowledge that the contents of the Test Criteria may need to be changed from time to time if major new functionality is added to the Palm Software. Palm Computing shall use its reasonable discretion in determining new Test Criteria for such Palm Software with such new functionality and will apply such new Test Criteria to its internal customers and to Licensee and its other licensees.

(b) Compatibility Certification Requirement. Licensee agrees that it shall not release or distribute any Licensee Products which have not received compatibility certification from an Approved Testing Lab in accordance with the Test Criteria. Each version of a Licensee Product shall be required to pass the Test Criteria only once, regardless of Palm Computing’s subsequent modifications to the Palm Software. However, in order to obtain compatibility certification for Palm Software with new functionality and new Test Criteria as described in Section 2.3(a), Licensee may submit Licensee Products for compatibility testing against such new Test Criteria in accordance with Section 2.3(a). Licensee may indicate compatibility certification for Licensee Products only with respect to the version(s) of the Test Criteria which the Licensee Products have passed.

(c) Trademark License. Subject to subsections (a) and (b) above and the other terms and conditions of this Agreement, Palm Computing hereby grants to Licensee a personal, limited, non-exclusive, non-transferable, fully-paid license to use, subject to the guidelines set forth in Palm Computing’s Trademark Policy Guidelines attached hereto as Exhibit C, the “Palm Computing Platform Compatible” trademark and such other Palm Computing trademarks and the respective stylistic marks as may be mutually agreeable and the artwork for which has been provided by Palm Computing to Licensee (collectively, the “Palm Computing Trademarks”) in connection with the marketing and sale of Licensee Products that have received compatibility certification in accordance with subSection (a) above. Palm Computing shall have the right to change the Palm Computing Trademarks upon written notice to Licensee. Licensee shall use such trademarks in conjunction with the distribution, promotion, and marketing of any Licensee Products that have received compatibility certification, consistent with the guidelines set forth in Exhibit C. The

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foregoing license shall be limited to use of the Palm Computing Trademarks for the purposes of Section 8.3. Nothing in this Agreement grants Licensee ownership or any rights in or to use the Palm Computing Trademarks, except in accordance with this license. Subject to the terms of Section 15.6, (i) the rights granted to Licensee in this license will terminate upon any termination or expiration of this Agreement, and (ii) upon such termination or expiration, Licensee will no longer make any use of any Palm Computing Trademarks. Palm Computing will have the exclusive right to own, use, hold, apply for registration for, and register the Palm Computing Trademarks during the term of, and after the expiration or termination of, this Agreement in any country worldwide; Licensee will neither take nor authorize any activity inconsistent with such exclusive right. Licensee will not use any of the Palm Computing Trademarks to directly or indirectly promote or distribute handheld computing products not designed for the Palm Computing platform. Unless otherwise instructed by Palm Computing, Licensee will use a legend on its website and all printed materials and products bearing the Palm Computing Trademarks similar to the following: “[name of Licensee Product] is independently manufactured by [Licensee name]. [Licensee name] uses the [Palm Computing Trademark used] under express license from Palm Computing Corporation and its subsidiaries.”

(d) Quality Maintenance. Licensee agrees that the overall quality of the Licensee Products and all related advertising, promotional and other related uses of the Palm Computing Trademarks shall conform to or exceed industry standards. Licensee agrees to cooperate with Palm Computing in facilitating Palm Computing ‘s quality control. Palm Computing shall have the right to receive free samples of all advertising and promotional materials and reasonable numbers of sample production units of the Licensee Products and related Licensee documentation on which such trademarks are used to ensure that Palm Computing’s quality standards are maintained. License will provide Palm Computing with drafts of all significant revisions to such materials (including press releases), using the Palm Computing Trademarks before making such materials publicly available; provided that in the case of advertising and promotional materials (excluding press releases), Licensee may provide such materials to Palm Computing promptly following making them publicly available, subject to Licensee promptly correcting any quality deficiencies after receiving notice of such from Palm Computing. Licensee shall comply with all requests from Palm Computing to correct any quality deficiencies in such materials and its website. Palm Computing shall promptly respond to all requests for approval with respect to the Palm Computing Trademarks.

2.4 No Right to Sublicense or Use Contract Manufacturers. Licensee shall have no right to, and shall not, sublicense any of its rights under this Agreement to OEMs, consultants, contractors, or any other third parties. Licensee shall have no right to, and shall not, use third parties to manufacture, develop, test, or support any Licensee Products without Palm Computing’s prior written approval, which shall not be unreasonably withheld, except that Licensee shall have the right to use those subcontract manufacturers listed on Exhibit I attached hereto without such approval.

2.5 No Reverse Engineering. Licensee shall not reverse engineer, reverse compile or disassemble any Palm Software, or otherwise attempt to derive the source code to any Palm Software.

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2.6 Inspection Rights. Palm Computing shall have the right, upon reasonable advance notice, to inspect Licensee’s books, records and facilities with respect to the manufacture of the Licensee Products hereunder and to receive sample units thereof in order to verify that such manufacturing is within the scope of this Agreement, that there are appropriate security procedures to protect Palm Computing’s Confidential Information, and that Licensee is in compliance with its other obligations under this Agreement. Licensee shall have similar rights with respect to any contract manufacturers permitted by Palm Computing under Section 2.4.

2.7 No Other Licenses. Except as specifically set forth in this Agreement, no other licenses are granted by Palm Computing to Licensee.

2.8 Limitations on Scope of Agreement. Notwithstanding the other terms and conditions of this Agreement, the rights granted to Licensee under this Agreement do not, and will not, include:

(a) any right or license to incorporate any Palm Software into, or use any Palm Software in connection with, any Licensee Products distributed (directly or indirectly) into Japan prior to [**];

(b) any right or license to integrate any barcode scanning device into any Licensee Products, except where such device is a separate product that merely connects to the Licensee Products; or

(c) any right or license to sublicense any of the foregoing rights to any OEMs, consultants, contractors, or other third parties.

3. Delivery

Promptly following Licensee’s payment to Palm Computing of the fee referred to in Section 4.1 and consultation between Palm Computing and Licensee to determine Licensee requirements (such consultation to be scheduled immediately following the Effective Date and to last no longer than three (3) days), Palm Computing will deliver to Licensee a complete and current set of the Palm Software, Palm Development Environment and Palm Materials; provided, however, that in no event will Palm Computing be required to deliver any such items to Licensee before Licensee has obtained any and all necessary governmental approvals for this Agreement.

4. Royalties, Fees, and Reports

4.1 Initial Payment. [**].

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4.2 Royalties. [**].

4.3 Maintenance and Support Fees. Licensee shall pay to Palm Computing fees as specified in Exhibit D (Royalties and Fees) for maintenance, support, and Updates made available by Palm Computing to Licensee pursuant to Sections 6.1 and 7. Such fees shall be due and payable by Licensee to Palm Computing in advance for each quarter during the term of this Agreement, regardless of whether Licensee collects payments for the Licensee Products or their maintenance and support from Licensee’s customers.

4.4 Reports. Licensee shall keep adequate records to verify all reports and payments to be made to Palm Computing pursuant to this Agreement for a period of [**] following the date of such reports and payments. Palm Computing shall have the right to select an independent certified public accountant mutually agreeable to the parties to inspect no more frequently than annually the records of Licensee (at the facilities of Licensee) on reasonable notice and during regular business hours to verify the reports and payments required hereunder. If such inspection should disclose any underreporting, Licensee shall pay Palm Computing such amount within [**] of the conclusion of such inspection. The entire cost of such inspection shall be borne by Palm Computing; provided, however, that if Licensee is determined by such inspection to have underpaid royalties by [**] or more, then the cost of such audit shall be borne by Licensee.

4.5 Forecasts. Beginning in the first quarter that Licensee first commercially ships any Licensee Product, Licensee shall provide Palm Computing with a [**] rolling forecast for each Licensee Product. Licensee shall provide Palm Computing with an update of such forecast on a quarterly basis thereafter.

4.6 [**]

5. Payment Terms

5.1 Payment. Royalties shall accrue upon shipment to a customer of Licensee Products by Licensee and shall be payable in United States Dollars within [**] after the end of each calendar quarter. Within such [**] period, Licensee shall provide Palm Computing with a statement of all units of Licensee Products shipped during the relevant period for which a royalty is due, signed by an authorized representative of Licensee. Such statements shall be sent to Palm Computing at the address set forth at the beginning of this Agreement or such other address as Palm Computing may designate in writing. Any payments shall be remitted to the bank account designated by Palm Computing in writing.

5.2 Royalty-Free Units of Licensee Products. [**].

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5.3 Taxes.

(a) In addition to any other payments due under this Agreement, Licensee agrees to pay, indemnify, and hold Palm Computing harmless from any sales, use, excise, import or export, value added or similar tax or duty, any other tax not based on Palm Computing’s net income, and any governmental permit and license fees, customs fees and similar fees levied upon delivery of the deliverables and/or services hereunder which Palm Computing may incur in respect of this Agreement.

(b) If applicable law requires Licensee to withhold any income taxes levied on payments to be made pursuant to this Agreement (“Withholding Tax”), Licensee shall take advantage of the reduced Withholding Tax provided for by the Japan-United States tax treaty then in force and shall be entitled to deduct such Withholding Tax from the payments due to Palm Computing hereunder. Licensee shall promptly effect payment of the Withholding Tax to the appropriate tax authorities and shall transmit to Palm Computing within [**] of such payment official tax receipts or other evidence issued by the appropriate tax authorities sufficient to enable Palm Computing to support a claim for income tax credits in the United States. Licensee further agrees to assist Palm Computing, upon request, if Palm Computing contests, by appropriate legal or administrative proceedings, the validity or amount of the Withholding Tax. In the event Palm Computing does not receive official tax receipts or such other evidence within [**] of payment, Palm Computing shall have the right to invoice Licensee for such Withholding Tax.

6. Updates, Enhancements and Development

6.1 Updates and Additions to Palm Software and Palm Materials. Provided that Licensee has paid Palm Computing the maintenance and support fees due under Section 4.3, during the term of this Agreement Palm Computing shall deliver to Licensee: (a) all Updates to the Palm OS within [**] after Palm Computing’s production releases thereof; and (b) all Updates to Palm Materials and the Palm Software, other than to the Palm OS, within [**] after Palm Computing’s production releases thereof. Upon delivery of such Updates to Licensee, the licenses granted to Licensee pursuant to Section 2 above shall be deemed to include such Updates.

6.2 Enhancements and Additional Components. Licensee acknowledges that during the term of this Agreement, in addition to delivering to Licensee the Updates referred to above, Palm Computing expects to release enhancements and additional components for the Palm Computing platform for which Palm Computing may elect to require that licensees pay separate consideration and enter into separate agreements or amendments in order to have any rights to such modules or components. Palm Computing agrees that if Palm Computing makes such enhancements

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or additional components generally available to other licensees of the Palm Computing platform, it will make such items available to Licensee also.

6.3 Memory Stick APIs.

(a) Development. The parties shall jointly develop application programming interfaces for Licensee’s proprietary “Memory Stick” technology for the Palm Software (the “APIs”) in accordance with a schedule to be mutually agreed by the parties promptly following the Effective Date, executed and set forth in Exhibit H attached hereto. Upon completion of the APIs, Palm Computing shall review and evaluate the APIs for quality and compatibility with the Palm Software. Palm Computing shall have [**] to examine the APIs and to notify Licensee of either (i) Palm Computing’s acceptance of the APIs or (ii) Palm Computing’s rejection of the APIs setting forth the specific reasons for such rejection, in which case the parties shall then correct and/or revise the APIs. Should the delivery of the corrected and/or revised APIs be rejected by Palm Computing more than [**] times, Palm may elect to terminate both parties’ rights and obligations under this Section 6.3. In the event Licensee requires any source code of the Palm Software to perform its development obligations with respect to the APIs, the parties shall set forth the terms of the use of such source code under an addendum to this Agreement.

(b) Incorporation of APIs. Subject at all times to Palm Computing’s acceptance of the APIs as set forth above, Palm Computing shall incorporate the APIs into all future versions of the Palm Device Applications SDK or future versions of the Palm OS, depending on technical discussions between the parties. Notwithstanding the foregoing, Licensee acknowledges and agrees that (i) in the event of any disagreement regarding the location of such APIs (i.e. whether incorporated into the Palm Device Applications SDK or Palm OS), Palm Computing shall have sole discretion in determining such location, (ii) the timing of such incorporation shall be dependent on the Palm Device Applications SDK or Palm OS product roadmap schedules, as applicable, and (iii) any changes to the APIs shall require the acceptance of Palm Computing pursuant to the procedure set forth in subsection (a) above prior to any incorporation of the APIs into the Palm OS or the Palm Device Applications SDK. Notwithstanding subsection (ii) above, once the APIs have been accepted by Palm Computing, Licensee shall have the right to implement the APIs in Licensee Products.

(c) Ownership; License Grant. Subject to the license granted in this subsection (c), Licensee shall own all right, title and interest in and to the APIs developed by Licensee under this Section 6.3. Licensee hereby grants to Palm Computing, under all of its intellectual property rights in and to the APIs, a nonexclusive, worldwide, irrevocable, royalty-free, fully paid up, perpetual license to use, reproduce, perform, display, publish and distribute the APIs and to make, have made, use sell, offer for sale and import the APIs as part of the Palm Software and

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Palm Development Environment, including the right to grant and authorize sublicenses of the foregoing rights. Without limiting the generality of the foregoing, Palm Computing shall have the right to incorporate the APIs into the Palm Device Applications SDK.

6.4 Joint Development. Palm Computing and Licensee agree to jointly develop a future version of the Palm Software which will incorporate the Memory Stick technology and other Licensee audiovisual technology to be agreed upon by the parties. Any such joint development effort shall be pursuant to the terms of a written document which may be attached to this Agreement as an addendum or may be a separate written agreement between the parties; provided that the terms of the license granted by Palm Computing to Licensee with respect to such new version of the Palm Software shall be no less favorable to Licensee than the terms of the license granted to Licensee under this Agreement. Such document shall include the scope of the development work, including the technology involved, the deliverables to be developed, including functional and technical specifications, schedule for completion, allocation of tasks, financial considerations, ownership and license rights with respect to the developed technology (which shall be no less favorable to Palm Computing than joint ownership (without any obligation to account) with respect to any jointly developed technology), the contribution of each party to the development, testing and acceptance procedures and such other terms and conditions as may be mutually agreed upon by the parties.

7. Support

Palm Computing shall provide Licensee with the following support during the term of this Agreement in accordance with the Palm Computing Support terms set forth in Exhibit E (3 Com Support Services).

7.1 Development Support. Palm Computing will provide Licensee with a reasonable level of support by telephone, e-mail, fax or, if requested by Licensee, in person at Palm Computing’s Santa Clara, California site, during Palm Computing’s normal business hours (8:00 a.m. - 5:00 p.m. California time, excluding holidays) in connection with Licensee’s use of the Palm Software to develop and support the Licensee Products, including the use of reasonable commercial efforts: (i) to answer Licensee’s questions regarding the proper utilization and optimization of the Palm Software; and (ii) to provide solutions, workarounds and/or patches to correct any reproducible error in the Palm Software. Licensee shall designate up to two qualified individuals per Designated Site to act as primary technical liaisons for communications with Palm Computing’s technical support staff. Palm Computing shall designate two qualified individuals to act as primary and secondary technical liaisons for communications with Licensee’s technical support staff.

7.2 Customer Support Training. During the terra of this Agreement, Palm Computing shall, at its expense, provide Licensee with one (1) course per version of the Palm

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Software of basic and advanced training as it relates to customer support for up to [**] Licensee employees engaged in the technical support of the Licensee Product. Palm Computing shall further provide to Licensee, at Palm Computing’s expense, similar training for modifications or other revisions to the Palm Software, as it relates to customer support. Training will be conducted at Palm Computing’s facilities in Santa Clara, California or another mutually agreeable facility. Each training course shall commence on a mutually agreed upon date. Such training shall cover in detail, the installation, configuration, operation, trouble-shooting, adjustment, test and maintenance of the Palm Software, as it relates to customer support. Licensee shall provide a reasonable quantity of appropriate Licensee Product units as training aids. Palm Computing shall provide copies of the student training guides, and all other necessary materials to each trainee and to Licensee. All other training requested by Licensee and provided by Palm Computing shall be billed at Palm Computing’s standard rates.

7.3 Customer Support. Licensee shall be solely responsible for First Level Support and Second Level Support of the Licensee Products. The parties agree to work together to develop and facilitate the call handling processes to provide seamless customer support and technical service to resellers and end users of the Licensee Product. In addition, Palm Computing will provide Licensee with Third Level Support during the term of this Agreement. The definitions of First, Second and Third Level Support shall be as set forth in Section 7.4 below. During the term of this Agreement, Palm Computing shall permit Licensee to create hyperlinks to the Palm Computing Web site and to display certain Palm Computing end user materials on Licensee’s Web site for customer support purposes, subject to Palm Computing’s prior approval of each proposed use. During the term of this Agreement, Licensee shall permit Palm Computing to create hyperlinks to the Licensee Web site and to display certain Licensee end user materials on Palm Computing’s Web site for customer support purposes, subject to Licensee’s prior approval of each proposed use.

7.4 Technical Support.

(a) Technical Support Levels. For the purposes of Section 7.3 above, “Level” means a certain class of service provided for the Licensee Products. Definitions are as follows:

(i) “First Level Super” means first call support on all customer calls; technical support staff answers technical inquiries regarding Licensee Products, performs Licensee Product configuration support, if applicable, and provides broad troubleshooting expertise.

(ii) “Second Level Support” means specialist level technical support; technical support/escalation staff performs problem isolation and replication, and implements a solution for a problem that is not the result of a Palm Software program error. In the

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case of a Palm Software program error, the technical staff is able to identify the source of the error, create a reproducible test case, and document the details of the error for escalation to Palm Computing.

(iii) “Third Level Support” means backup technical support to two representatives of Licensee’s Second Level Support team (the “Authorized Callers”). Palm Computing will identify to Licensee its technical support personnel for the Palm Software (the “Designated Support Personnel”). The Authorized Callers and Designated Support Personnel will be the primary contacts between Palm Computing’s and Licensee’s technical support and/or escalation centers. Licensee will provide a list of Authorized Callers including names, address, phone numbers, and Internet e-mail address. Palm Computing will provide a similar list of Designated Support Personnel. These lists will be reviewed quarterly and updated as required.

(b) Support Timing. Palm Computing shall make Third Level Support available via telephone, FAX or E-Mail solely to Licensee’s Authorized Callers during Palm Computing’s normal business hours (8:00 a.m.—5:00 p.m. California time, excluding holidays). Palm Computing shall use reasonable commercial efforts to answer support questions within the timeframes specified in Exhibit E (Palm Computing Support Services). So long as Palm Computing is using reasonable commercial efforts to answer such questions, Palm Computing’s inability to resolve answer such question shall not be deemed a material breach of the Agreement.

(c) Direct Customer Supper. Palm Computing will not be obligated to provide direct support of any kind to Licensee’s customers or end users pursuant to this Agreement. Licensee will provide sufficient information and/or training regarding the Licensee Products to Palm Computing’s Designated Support Personnel to enable Palm Computing to properly assist Licensee in resolving problems.

8. Marketing and Publicity

8.1 Marketing. The parties agree to work together to identify areas where joint marketing efforts would benefit both parties, and upon mutual agreement shall implement such efforts.

8.2 Publicity. Neither party shall disclose the terms of this Agreement to any third party, other than its financial or legal advisors, or make any announcements regarding the nature of the relationship between the parties without the prior approval of the other party, except that a party may disclose the terms of this Agreement where required by law, provided that such party uses reasonable effort to obtain confidential treatment or similar protection to the fullest extent available to avoid public disclosure of the terms of this Agreement. A party required by law to make disclosure of the terms of this Agreement will promptly notify the other party and permit the other party to review and participate in the application process seeking confidential treatment. The parties agree to use reasonable efforts to issue a joint press release and engage in other appropriate press and

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analyst communications regarding their relationship under this Agreement at COMDEX 1999, but in no event shall such activities occur later than [**] following the Effective Date. Such joint press release shall be subject to the mutual agreement of the parties, but shall include references to (a) Licensee’s adoption of the Palm Computing platform for handheld computing and communications devices, (b) Palm Computing’s incorporation of the APIs into the Palm Computing platform, and (c) the parties’ intent to engage in joint development work with respect to a future version of the Palm Software.

8.3 Branding. In accordance with Section 2.3(c), Licensee will use the Palm Computing Trademarks in conjunction with the distribution of the Licensee Products. Licensee shall use the Palm Computing Trademarks on all Licensee Products, splash screens associated with the Licensee Products, packaging for the Licensee Products, documentation for the Licensee Products and all advertising, promotional and other collateral printed materials for the Licensee Products. In addition, in the event the Licensee Products contain a splash screen, Licensee shall use the splash screen provided by Palm Computing.

8.4 Developer Support. Licensee shall participate in the annual Palm Computing Platform Developers Conference as set forth in Exhibit G (Developer Programs) attached hereto. Licensee agrees to cooperate with Palm Computing to offer a developer support program for the Licensee Products as set forth in Exhibit G (Developer Programs).

9. Proprietary Rights

9.1 Title. Licensee acknowledges that the Palm Software and Palm Materials are the valuable trade secrets of Palm Computing. Palm Computing shall be the sole and exclusive owner of the Palm Software. Subject always to Palm Computing’s ownership of the Palm Software, Licensee shall be the sole and exclusive owner of the Licensee Products and Licensee Software. Applications for the Licensee Products shall belong solely and exclusively to the party developing such applications. Licensee acknowledges that Palm Computing is the sole owner of all trademark rights in the Palm Computing Trademarks and in the marks HotSync, Graffiti, Palm, Palm Computing, PalmModem, PalmPoint, PalmConnect, Palm OS, Palm III, Palm V, Palm VII and the Designed for palm Computing platform logo. Licensee agrees to do nothing inconsistent with such ownership. All use of the Palm Computing Trademarks by Licensee shall inure to the benefit of, and be on behalf of, Palm Computing.

9.2 Proprietary Fights Notices. Licensee agrees that it will not remove, alter or otherwise obscure any proprietary rights notices appearing in the Palm Software and Palm Materials. Further, Licensee agrees that it will cause to appear on the container or label for each unit of the Licensee Products manufactured hereunder appropriate patent and copyright notices and proprietary

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data legends as contained in the Palm Software delivered by Palm Computing or as otherwise reasonably required by Palm Computing.

9.3 U.S. Government Restricted Rights Legend. All Palm Computing technical data and computer software is commercial in nature and developed solely at private expense. Software is delivered as Commercial Computer Software as defined in DFARS 252.227-7014 (June 1995) or as a commercial item as defined in FAR 2.101(a) and as such is provided with only such rights as are provided in Palm Computing’s standard commercial license for such software. Technical data is provided with limited rights only as provided in DFARS 252.227-7015 (Nov. 1995) or FAR 52.227-14 (June 1987), whichever is applicable. Licensee will: (a) identify and license the software developed by Licensee hereunder in all proposals and agreements with the United States Government or any contractor therefor; and (b) legend or mark such software provided pursuant to any agreement with the United States Government or any contractor therefor in a form sufficient to obtain for Palm Computing and its suppliers the protection intended by this Section 9.3 (U.S. Government Restricted Rights Legend). Licensee agrees not to remove or deface any portion of any legend on any software or documentation delivered to it under this Agreement.

9.4 End-User Licensing. Licensee agrees that each copy of the software distributed by Licensee hereunder will be accompanied by a copy of Licensee’s standard end user software license; provided, however, that the terms of such license will be drafted so as to apply to the Palm Software and shall be at least as protective of the Palm Software as: (i) the terms and conditions Licensee uses for its own software products; (ii) the minimum terms and conditions set forth in Exhibit F (Minimum Terms and Conditions of End User License); and (iii) the terms and conditions governing this Agreement. Licensee agrees to include in such terms and conditions for use outside of the United States any country-specific provisions needed to comply with the foregoing, and agrees to enforce the terms and conditions applicable to the Palm Software contained in such license.

10. Warranty

10.1 Palm Computing Warranty. Palm Computing warrants that for a period of ninety (90) days after receipt by Licensee of the Palm Software and Palm Materials (the “Warranty Period”) the media on which Palm Computing delivers the Palm Software and Palm Materials to Licensee shall be free of defects in material and workmanship. As Licensee’s sole and exclusive remedy for any breach of such warranty, Palm Computing shall replace any such defective media promptly following receipt of written notice from Licensee of such defects during the Warranty Period. EXCEPT FOR THE LIMITED WARRANTIES SET FORTH IN THIS SECTION 10, PALM COMPUTING MAKES NO WARRANTIES, TERMS OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND SATISFACTORY QUALITY ARE EXPRESSLY EXCLUDED.

10.2 Licensee Product Warranty. Licensee shall be solely responsible for customer warranty of any and all products manufactured by Licensee pursuant to this Agreement.

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10.3 Year 2000 Warranty.

(a) Palm Computing warrants to Licensee that the Palm Software will continue performing properly with regard to date-data on and after January 1, 2000, provided that all other products used by Licensee in connection or combination with the Palm Software accurately exchange date-data with the Palm Software. Palm Computing makes no certification regarding the performance of any other Palm Computing products with regard to date-data.

(b) If it appears that any Palm Software does not perform properly with regard to date-data on and after January 1, 2000, and Licensee notifies Palm Computing thereof before April 1, 2000, Palm Computing shall, at its option and expense and as Licensee’s sole and exclusive remedy for breach of the warranty made in subSection (a) above, provide Licensee with a software Update which would effect the proper performance of the Palm Software or deliver to Licensee equivalent software to replace the Palm Software. Any such software Update or equivalent software will be warranted pursuant to subsection (a) above for ninety (90) days or until April 1, 2000, whichever is later.

11. Indemnification

11.1 By Palm Computing. Palm Computing shall, at its own expense, defend and indemnify Licensee and its subsidiaries for damages and reasonable costs incurred in any suit, claim or proceeding brought against Licensee alleging that the Palm Software, Palm Materials, Palm End User Documentation, or Palm Computing Trademarks licensed pursuant to this Agreement infringe any copyrights, trademarks or any patents issued under the laws of the United States, the European Union or Japan, provided that Palm Computing is promptly notified, rendered reasonable assistance by Licensee as required, and permitted to direct the defense or settlement negotiations. Palm Computing shall have no liability for any infringement arising from: (a) the integration or combination of the Palm Software, Palm End User Documentation or Palm Computing Trademarks together with other software, materials or products not integrated or combined by Palm Computing, if the infringement would have been avoided in the absence of such integration or combination; (b) the use of other than a current unaltered release of the software available from Palm Computing, if the infringement would have been avoided by the use of the then-current release, and if Palm Computing has provided such current release to Licensee; or (c) modifications to the Palm Software or Palm End User Documentation requested by Licensee or made by anyone other than Palm Computing.

11.2 Remedies. Should the use of any Palm Software, Palm End-User Documentation or Palm Computing Trademarks be enjoined, or in the event Palm Computing reasonably believes that any Palm Software, Palm End-User Documentation, or Palm Computing Trademarks may be subject to an infringement claim, Palm Computing may, at its option, either: (i) substitute substantially functionally equivalent non-infringing Palm Software or Palm End-User Documentation, as the case may be; (ii) modify the infringing item so that it no longer infringes but remains substantially functionally equivalent; (iii) obtain for Licensee, at Palm Computing’s expense, the right to continue use of such item; or (iv) if none of the foregoing is feasible, Palm

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Computing may terminate this Agreement, in whole or in part. Notwithstanding the foregoing, Licensee acknowledges that Palm Computing may undertake to obtain licenses from third parties relating to the Palm Software, and in such event the royalty obligation for the Licensee Products arising from such licenses shall be passed through to, and paid at the direction of Palm Computing by, Licensee; provided, however, that the per-unit royalty obligation payable by Licensee shall not exceed the per-unit or percentage royalty obligation (whichever is less) payable by Palm Computing for products similar to the Licensee Products, and shall not in any event exceed [**] per unit. Palm Computing shall offer Licensee reasonable opportunity to participate in any such negotiations with third parties subject to Palm Computing’s sole discretion in entering into such licensing arrangements and subject to any confidentiality obligations of Palm Computing with respect to such negotiations. SECTIONS 11.1 AND 11.2 STATE LICENSEE’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND, AND ALL WARRANTIES OF NONINFRINGEMENT, EXPRESS OR IMPLIED, ARE SPECIFICALLY DISCLAIMED AND EXCLUDED.

11.3 By Licensee. Licensee shall, at its own expense, defend and indemnify Palm Computing for damages and reasonable costs incurred in any suit, claim or proceeding brought against Palm Computing, Inc., 3Com Corporation or its and their subsidiaries alleging that the Licensee Products, Licensee Software and/or related materials infringe any copyrights, trademarks or any patents issued under the laws of the United States, the European Union or Japan, provided that Licensee is promptly notified, rendered reasonable assistance by Palm Computing as required, and permitted to direct the defense or settlement negotiations. Licensee shall have no liability for any infringement arising from the integration or combination of the Licensee Products or Licensee Software together with other software, materials or products not integrated or combined by Licensee, if the infringement would have been avoided in the absence of such integration or combination.

11.4 Other Indemnity. Licensee shall indemnify and defend Palm Computing against all claims, suits, losses, expenses and liabilities (including Palm Computing’s reasonable attorneys’ fees) for bodily injury, personal injury, death and tangible property damage made against Palm Computing, Inc., 3Com Corporation or its and their subsidiaries as a result of the Licensee Products or the negligence, intentional wrongful acts or omissions, or misrepresentations of Licensee or any person for whose actions Licensee is legally liable. Licensee shall be solely responsible for any claims, warranties or representations made by Licensee or its employees or agents which differ from the warranty provided by Palm Computing hereunder. Palm Computing shall indemnify and defend Licensee against all claims, suits, losses, expenses and liabilities (including Licensee’s reasonable attorneys’ fees) for bodily injury, personal injury, death and tangible property damage made against Licensee or its subsidiaries as a result of the Palm Software or the negligence, intentional wrongful acts or omissions, or misrepresentations of Palm Computing or any person for whose actions Palm Computing is legally liable.

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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12. Confidentiality

        12.1 Confidential Information. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party (as defined in Section 1.1 (Confidential Information)) shall, at all times, both during the term of this Agreement and thereafter for a period of [**] keep in confidence and trust all of the Disclosing Party’s (as defined in Section 1.1 (Confidential Information)) Confidential Information received by it (except for any source code, which shall be kept in confidence and trust in perpetuity). The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement. The Receiving Party shall take reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party’s Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, contractors, and consultants who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements which protect the Confidential Information of the Disclosing Party sufficient to enable the Receiving Party to comply with this Section 12.1 (Confidential Information). The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party’s Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information.

        12.2 Exceptions to Confidential Information. The obligations set forth in Section 12.1 (Confidential Information) shall not apply to the extent that Confidential Information includes information which is: (a) now or hereafter, through no unauthorized act or failure to act on the Receiving Party’s part, in the public domain; (b) known to the Receiving Party without an obligation of confidentiality at the time the Receiving Party receives the same from the Disclosing Party, as evidenced by written records; (c) hereafter furnished to the Receiving Party by a third party as a matter of right and without restriction on disclosure; (d) furnished to others by the Disclosing Party without restriction on disclosure; or (e) independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information. Nothing in this Agreement shall prevent the Receiving Party from disclosing Confidential Information to the extent the Receiving Party is legally compelled to do so by any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the Receiving Party shall: (i) assert the confidential nature of the Confidential Information to the agency; (ii) immediately notify the Disclosing Party in writing of the agency’s order or request to disclose; and (iii) cooperate fully with the Disclosing Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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        12.3 Other Palm Software Source Code Restrictions. To the extent that Palm Computing may provide any source code of the Palm Software to Licensee, Licensee shall not use, make, have made, distribute or disclose any copies of such source code, in whole or in part, or the information contained therein without a prior written license from Palm Computing contained in an amendment to this Agreement. Licensee shall inform its employees having access to such source code of Licensee’s limitations, duties and obligations regarding nondisclosure and copying of such source code and shall obtain or have obtained their written agreement to comply with such limitations, duties and obligations. Licensee shall maintain records of its employees having access to such source code, and upon reasonable notice Palm Computing may audit such records.

13. Limitation of Liability

EXCEPT FOR LICENSEE’S EXCEEDING THE SCOPE OF THE LICENSES IN SECTION 2 (LICENSES) OR LIABILITY ARISING UNDER SECTION 12 (CONFIDENTIALITY), NEITHER PARTY SHALL HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LIABILITIES OF ANY KIND OR FOR LOSS OF REVENUE, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF A PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL PALM COMPUTING’S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNTS PAID BY LICENSEE TO PALM COMPUTING UNDER THIS AGREEMENT.

14. Compliance With Law

        14.1 Laws Generally. Licensee agrees to comply with all applicable laws, rules, and regulations in connection with its activities under this Agreement.

        14.2 Export Regulations. Neither party shall export, directly or indirectly, any technical data or software acquired under this Agreement or the direct product of any such technical data or software to any country for which the United States Government or any agency thereof, at the time of export, requires an export license or other government approval, without first obtaining such license or approval. With respect to any export transactions under this Agreement, both parties will cooperate in any reasonable manner to effect compliance with all applicable export regulations.

15. Term and Termination

        15.1 Term. This Agreement shall be effective from the Effective Date for a period of four (4) years, unless earlier terminated in accordance with its terms. Thereafter, this Agreement may be renewed on its anniversary dates for successive one (1) year terms if each party agrees to do so by written notice to the other party no later than sixty (60) days prior to any such anniversary date.

PALM COMPUTING CONFIDENTIAL

        15.2 Termination Due to Bankruptcy, etc. In the event a party: (i) becomes insolvent; (ii) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws which such party fails to have released within thirty (30) days after filing; (iii) proposes any dissolution, composition or financial reorganization with creditors or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to all or substantially all property or business of such party; or (iv) such party makes a general assignment for the benefit of creditors, the other party may terminate this Agreement by giving a termination notice, which termination shall become effective ten (10) days after mailing.

        15.3 Right to Terminate. Either party shall have the right to terminate this Agreement if the other party is in material breach of any term or condition of this Agreement and fails to remedy such breach within thirty (30) days after receipt of written notice of such breach given by the non-breaching party; provided, however, that a breach of the obligations set forth in Section 12 (Confidentiality) shall be grounds for immediate termination of this Agreement by the non-breaching party.

        15.4 Effect of Termination. Upon the termination or expiration of this Agreement: (i) the licenses and other provisions of this Agreement shall be terminated and Licensee shall discontinue the use, manufacture, reproduction, distribution and sublicensing of the Licensee Products, Palm Software, Palm Materials and Palm Computing trademarks; (ii) Licensee’s obligation to pay all sums due hereunder shall be accelerated and all such sums shall be due and payable within forty-five (45) days of the end of the calendar quarter in which the date of termination or expiration occurred; and (iii) the Receiving Party shall, within fifteen (15) days of receipt of a written request by the Disclosing Party to do so, return to the Disclosing Party or destroy all full or partial copies, in whatever media, of any and all confidential materials in the Receiving Party’s possession which had been furnished to the Receiving Party by the Disclosing Party pursuant to this Agreement, and the Receiving Party shall warrant in writing to the Disclosing Party within thirty (30) days after termination or expiration that all such materials have been returned to the Disclosing Party or destroyed.

        15.5 Survival. Neither the termination or expiration of this Agreement shall relieve either party from its obligations to pay the other any sums accrued hereunder. The parties agree that their respective rights, obligations and duties under Sections 4 (Royalties, Fees and Reports), 5.3 (Taxes), 63(c) (Ownership; License Grant), 8.2 (Publicity), 9 (Proprietary Rights), 10 (Warranty), 11 (Indemnification), 12 (Confidentiality), 13 (Limitation of Liability), 14 (Compliance with Law), 15 (Term and Termination) and 16 (Miscellaneous), as well as any rights, obligations and duties which by their nature extend beyond the termination or expiration of this Agreement shall survive any termination or expiration and remain in effect for a period of five (5) years thereafter or the period specified in this Agreement, if longer.

        15.6 Sell-Off Right. In the event this Agreement expires or Licensee terminates this Agreement under Sections 15.2 or 15.3 above, Licensee shall have the right to sell off all

PALM COMPUTING CONFIDENTIAL

Licensee Products existing in its inventory as of the effective date of such expiration or termination for a period of ninety (90) days from such date.

        15.7 No Damages For Termination or Expiration. PALM COMPUTING SHALL NOT BE LIABLE TO LICENSEE FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL, DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS. LICENSEE WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OR EXPIRATION OF THIS AGREEMENT UNDER THE LAW OF ANY TERRITORY OR OTHERWISE. Palm Computing will not be liable to Licensee on account of termination or expiration of this Agreement for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by Licensee or for any other reason whatsoever based upon or growing out of such termination or expiration. Licensee acknowledges that: (i) Licensee has no expectation and has received no assurances that any investment by Licensee in the promotion of Licensee Products will be recovered or recouped or that Licensee will obtain any anticipated amount of profits by virtue of this Agreement; and (ii) Licensee will not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the Palm Computing Trademarks or in “goodwill” thereunder.

16. Miscellaneous.

        16.1 Notices. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally, (b) sent by confirmed telex or fax, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 16.1 (Notices).

If to Palm Computing:         Palm Computing, Inc.

                                               [**]

with copies to:                      Palm Computing, Inc.

                                               [**]

If to Licensee:                       [**]

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Such notice will be treated as having been received upon the earlier of actual receipt or five (5) days after posting.

16.2 Amendment; Waiver. This Agreement may be amended or supplemented only by a writing that is signed by duly authorized representatives of both parties. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

16.3 Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the remainder of the provision shall be amended to achieve as closely as possible the economic effect of the original term and all other provision shall continue in full force and effect.

16.4 Governing Law and Language. This Agreement shall be governed by and construed under the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. The English-language version of this Agreement controls when interpreting this Agreement.

16.5 Choice of Forum. The parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the Northern District of California, San Jose Branch and the Superior and Municipal Courts of the State of California, Santa Clara County, in any litigation arising out of the Agreement.

16.6 Injunctive Relief. The copying, disclosure, or use of the Palm Software in a manner inconsistent with any provision of this Agreement will cause irreparable injury to Palm Computing for which Palm Computing will not have an adequate remedy at law. Palm Computing shall be entitled to equitable relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions.

16.7 Attorneys’ Fees. In any action to enforce this Agreement, the prevailing party shall be awarded all court costs and reasonable attorneys’ fees incurred, including such costs and attorneys’ fees incurred in enforcing and collecting any judgment.

16.8 Force Majeure. Except for the payment of money, neither party will be liable for any failure or delay in performance under this Agreement due to fire, explosion, earthquake, storm, flood or other weather, unavailability of necessary utilities or raw materials, war, insurrection, riot, act of God or the public enemy, law, act, order, proclamation, decree, regulation, ordinance, or instructions of Government or other public authorities, or judgment or decree of a court of competent

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jurisdiction (not arising out of breach by such party of this Agreement) or any other event beyond the reasonable control of the party whose performance is to be excused.

16.9 Assignment. Palm Computing may assign this Agreement without restriction, provided the assignee agrees in writing to be bound by the terms of this Agreement. Licensee may not assign any rights or duties under this Agreement or assign this Agreement in its entirety, whether by operation of law or otherwise, without the prior written consent of Palm Computing and any attempt to do so without such consent will be void. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

16.10 Relationship of the Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment, or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

16.11 Allocation of Risk. The sections on limitation of liability, warranties and disclaimer of warranties allocate the risks in the Agreement between the parties. This allocation is an essential element of the basis of the bargain between the parties.

16.12 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

16.13 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both the parties named below have duly executed or caused to be duly executed a counterpart of this Agreement.

16.14 Entire Agreement. This Agreement, including all Exhibits to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.

16.15 Dispute Resolution. The parties will attempt in good faith to promptly resolve any dispute, controversy, or claim (“Dispute”) arising out of or relating to this Agreement through negotiations between the parties before resorting to other remedies available to them. Any such Dispute shall be referred to appropriate senior executives (e.g. director or V.P. level) of each party who shall have the authority to resolve the matter. Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in

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subsequent alternate dispute resolution (if mutually agreed by the parties) or litigation. Any Dispute which the parties cannot resolve through its senior executives within [**] of the date of the initial discussions may then be submitted to a court for resolution in accordance with Section 16.5. Any Dispute regarding the following is not required to be negotiated: non-payment or late payment; breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others.

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below effective as of the Effective Date.

PALM COMPUTING INC.		SONY CORPORATION

By:	/s/ ALAN KESSLER	By:	/s/ KUNITAKE ANDO

Name:	Alan Kessler	Name:	Kunitake Ando

Title:	President	Title:	President & COO, Personal IT Network Company

Date:	11/12/99	Date:	11/12/99

List of Exhibits

A	Palm Software
B	Test Criteria
C	Palm Computing Trademark Policy Guidelines
D	Royalties and Fees
E	Palm Computing Support Services
F	Minimum Terms and Conditions of End User License
G	Developer Programs
H	API Development Schedule
I	Approved Subcontractors

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EXHIBIT A

PALM SOFTWARE

[to be completed]

Palm OS (object code form)

Palm Device Applications SDK

Palm Desktop Software (object code form, and Installer Development Kit)

Palm Technical Documentation (HW reference designs, HW Abstraction Layer)

Palm OS HAL & Extension Development Environment

Palm Platform artwork

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EXHIBIT B

TEST CRITERIA

[to be attached]

PALM COMPUTING CONFIDENTIAL

EXHIBIT C

PALM COMPUTING TRADEMARK POLICY GUIDELINES

[to be attached]

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EXHIBIT D

ROYALTIES AND FEES

1.	[**]

2.	[**]

3.	[**]

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

PALM COMPUTING CONFIDENTIAL

EXHIBIT E

PALM COMPUTING SUPPORT SERVICES

1.	Definitions.

“Severity One” Support is defined as support required to address a fatal program error in the Palm Software which has a critical business impact and precludes significant useful work from being done or, significantly precludes developer and/or end-user operations.

“Severity Two” Support is defined as support required to address a program error in the Palm Software which has a significant business impact where important features are unavailable with no acceptable workaround and development operations are seriously impaired.

“Severity Three” Support is defined as support required to address a program error in the Palm Software with some business impact, such as important features unavailable but a workaround is available or less significant features are unavailable with no reasonable workaround.

2. Support Response Times. The parties shall promptly agree in good faith to share any information and/or documentation which may be required to permit Palm Computing to identify and resolve any development support requests. The support response period begins after Palm Computing (a) has enough information to profile the reported error and (b) can recreate the reported error or has access to a facility where the error can be recreated (“Start Date”). Palm Computing agrees to use commercially reasonable efforts to recreate the reported error and respond based on the following timetable:

“Severity One” Support. Palm Computing shall use reasonable commercial efforts to resolve or reduce the severity via workaround and/or patch within [**] of the Start Date, or if unable to resolve such problem within such timeframe, Palm Computing shall provide its action plan within such timeframe and provide regular status updates. A final resolution shall be identified in the action plan. Palm Computing and Licensee problem managers shall review incident after [**] and every [**] thereafter until the error has been resolved.

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

PALM COMPUTING CONFIDENTIAL

“Severity Two” Support.    Palm Computing shall use reasonable commercial efforts to resolve or reduce the severity via workaround and/or patch within [**] of the Start Date, or if unable to resolve such problem within such timeframe, Palm Computing shall provide its action plan within such timeframe and provide regular status updates. Palm Computing and Licensee problem managers shall review incident after [**]. A final engineering resolution shall be identified in the action plan.

“Severity Three” Support.    Palm Computing shall use reasonable commercial efforts to acknowledge the error within [**] of receipt of notice. Palm Computing shall provide a final engineering resolution within [**] or next scheduled release, whichever is sooner.

So long as Palm Computing is using reasonable commercial efforts to recreate reported errors and resolve or reduce Severity One and Severity Two problems in accordance with the action plan provided, Palm Computing’s inability to resolve such problems within the timeframes stated herein or the action plan shall not be deemed a material breach of Section 6.1 or any other provision of the Agreement. The prescribed support response times above may be extended as mutually agreed, such agreement not to be unreasonably withheld, e.g., if resolution of the problem requires timely hardware certification or test, or if resolution represents significant risk to the essential functions. Any support requests that are attributable to any matters other than errors in the unmodified Palm Software provided by Palm Computing to Licensee hereunder are subject to billing at Palm Computing’s standard time and materials rates.

3. Support Evaluation.    The parties will attempt in good faith to promptly resolve any controversy or claim relating to performance of the technical support assistance provided by Palm Computing under this Agreement. Each party may request the other party to involve appropriate senior executives of such other party who shall have the authority to resolve the matter.

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

PALM COMPUTING CONFIDENTIAL

EXHIBIT F

MINIMUM TERMS AND CONDITIONS OF END USER LICENSE

1.                         (“Licensor”) grants the end user (“End User”) a nonexclusive license to use the software accompanying the Licensor Product (“Software”). With respect to the Licensor Product Desktop Software, End User may reproduce and provide one (1) copy of such Software for each personal computer or Licensor Product on which such Software is used as permitted hereunder. With respect to the Licensor Product Device Software, End User may use such Software only on one (1) Licensor Product. End User may assign its right under the End User License Agreement to an assignee of all of End User’s rights and interest to the Software only if End User transfers all copies of the Software subject to the End User License Agreement to such assignee and such assignee agrees in writing to be bound by all the terms and conditions of the End User License Agreement.

2.    End User agrees not to reverse engineer, decompile or disassemble the Software. End User will not copy the Software except as necessary to use it in accordance with this End User License Agreement. End User agrees that any such copies of the Software shall contain the same proprietary notices which appear on and in the original copy of the Software.

3.    Except as stated above, the End User License Agreement does not grant End User any rights (whether by license, ownership or otherwise) in or to intellectual property with respect to the Software.

4.    End User will not export or re-export the Software without all appropriate United States and other foreign government licenses.

5.    Title to and ownership of the Software and any copy thereof shall remain with Licensor and its suppliers.

6.    If the Software is licensed for a proposal or agreement with the United States Government or any contractor therefor, the Software must be legended, marked and licensed as described in Section 9.3 of the Agreement.

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EXHIBIT G

DEVELOPER PROGRAMS

[to be completed]

PALM COMPUTING CONFIDENTIAL

EXHIBIT  H

API DEVELOPMENT SCHEDULE

[to be completed]

PALM COMPUTING CONFIDENTIAL

EXHIBIT  I

APPROVED SUBCONTRACTORS

[to be completed]

Palm/Licensee Confidential

AMENDMENT NO.2

TO

SOFTWARE LICENSE AGREEMENT

This Amendment No. 2(“Amendment”) is entered into by and between Palm, Inc., as successor in interest to Palm Computing, Inc. (“Palm”), a Delaware corporation with a place of business at 5470 Great America Parkway, Santa Clara, California 95052, and Sony Corporation (“Licensee”) a Japanese corporation with a place of business at 6-7-35 Kita-shinagawa, Shinagawa-ku, Tokyo, 141-0001, Japan. The effective date of this Amendment shall be June 13, 2000 (“Effective Date”).

RECITALS

A. Effective as of November 12, 1999, Palm and licensee entered into a Software License Agreement, as amended (“License Agreement”; capitalized terms used herein and not defined shall have the meanings set forth in the license Agreement) with regard to Licensee’s developing, manufacturing and marketing handheld computing products incorporating specified Palm software and technology related to the Palm OS platform.

B. The parties have engaged in certain development efforts with respect to certain Memory Stick APIs and related technology as contemplated in Section 6.3 of the License Agreement.

C. The parties desire to set forth their agreement with respect to ownership of such development efforts and certain other matters in this Amendment.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions.

(a) “MS FAT File System Library” means the Palm OS library developed by Licensee which implements a file allocation table file system:

(b) “FAT API” means the specification for the application programming interface for the MS FAT File System Library.

2. Ownership; Licenses.

(a) Licensee and Palm shall jointly own all right, title and interest in and to the FAT API. Neither party shall have any obligation to account to the other for profits or to obtain the consent of the other with respect to any license or other exploitation of the FAT API by reason of such joint ownership. Licensee shall own all right, title and interest in and to the MS Slot API.

Palm/Licensee Confidential

(b) Subject to the licenses granted herein, Licensee shall own all right, title and interest in and to the MS FAT File System Library. Licensee hereby grants to Palm, under all of its intellectual property rights in and to the MS FAT File System Library in both source code and object code form, a nonexclusive, worldwide, irrevocable, royalty-free, fully paid up, perpetual license to use, reproduce, have reproduced, modify, have modified, create derivative works of, perform, display, publish, distribute and have distributed, the MS FAT File System Library and any modifications thereof (the “Modifications”), and to make, have made, use, sell, offer for sale and import the MS FAT File System Library and the Modifications, including the right to grant and authorize sublicenses of the foregoing rights, subject to the following terms:

(i) Palm shall have no right to sublicense the foregoing modification rights to any third party and shall treat the source code of the MS FAT File System Library as Confidential Information of Licensee under the license Agreement.

(ii) In the event that Palm modifies the MS FAT File System Library (the “Modified MS FAT File System Library”) and desires to distribute the Modified MS FAT File System library as part of the Palm Software to allow Palm or a Palm licensee to read and write data using licensee’s Memory Stick technology, Palm shall incorporate into its standard compatibility test suite for the Palm Software a compatibility test suite to be provided by Licensee (no later that the alpha certification of each Palm OS release) with respect to such Modified MS FAT File System Library (the “MS Test Suite”), subject to Licensee’s updates and changes to the MS FAT File System library source code pursuant to paragraph 4 and Palm’s reasonable approval of the MS Test Suite. Palm shall then verify compatibility of the Modified MS FAT File System Library using the MS Test Suite prior to any distribution of the Modified MS FAT File System Library to any third party.

(c) Subject to the licenses granted herein, Palm shall own all right, title and interest in and to any Modifications made by or for Palm. Palm hereby grants to Licensee, under all of its intellectual property rights in and to the Modifications in both source code and object code form, a nonexclusive, worldwide, irrevocable, royalty-free, fully paid up, perpetual license to use, reproduce, have reproduced, modify, have modified, create derivative works of, perform, display, publish, distribute and have distributed, the Modifications, and to make, have made, use, sell, offer for sale and import the Modifications, including the right to grant and authorize sublicenses of the foregoing rights. Palm shall provide Licensee with source code of the Modifications as reasonably requested by licensee.

3. Other Specifications. Palm and Licensee agree that each party may disclose the specifications of VFS API/Exp Mng API and FAT API for Palm OS versions 3.5 and 4.0 to any third party without notice to the other party. Palm agrees to treat the MS Slot API as Licensee Confidential Information under the License Agreement.

4. Procedures. Palm and Licensee agree to establish a mutually agreeable process for sharing updates and changes to the MS FAT File System Library source code, including Licensee’s provision of information on updates and changes affecting the MS Test Suite.

Palm/Licensee Confidential

5. Survival. Except for Licensee’s termination of the license Agreement pursuant to Section 15.3 of the License Agreement as set forth below, the terms of this Amendment shall survive any termination or expiration of the License Agreement. Notwithstanding the foregoing, in the case that Licensee terminates the License Agreement pursuant to Section 15.3 due to (i) Palm’s breach of its confidentiality obligations or (ii) Palm’s breach of Section 2(b)(ii) above, the terms of this Amendment shall survive for a period of one (1) year following such termination; provided that Palm acknowledges the irreparable harm that may be caused to Licensee, and shall use its best commercial efforts to mitigate licensee’s potential damages. Palm further agrees that after such termination becomes effective, Palm shall not refer, expressly nor impliedly, to compatibility of any products incorporating the Modified MS FAT File System Library with Memory Stick in exercising its rights granted in this Amendment. Without limiting the foregoing, in the event of termination or expiration of the License Agreement, Licensee and Palm shall discuss additional terms reasonably required, if any, relating to (i) Licensee’s provision of the MS Test Suite to Palm, and (ii) Palm’s provision of source code of the Modifications to Licensee.

Notwithstanding the foregoing, the terms of Section 2(a) above shall survive termination or expiration of the license Agreement for any reason.

6. Entire Agreement. The parties agree that this Amendment constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that the license Agreement, except as modified by this Amendment, remains in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the License Agreement, the terms of this Amendment shall control.

Palm/Licensee Confidential

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below effective as of the Effective Date.

PALM, INC.		SONY CORPORATION

By:	/s/ MARK BERCOW	By:	/s/ SHINSAKU INADA

Name:	Mark Bercow	Name:	Shinsaku Inada

Title:	Vice President	Title:	General Manager Network Interface Department Information Technology Company

Date:	July 16, 2000	By:	December 19, 2000

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AMENDMENT NO. 3

TO

SOFTWARE LICENSE AGREEMENT

This Amendment No. 3 (“Amendment”) is entered into by and between PalmSource, Inc. (“PalmSource”), a Delaware corporation with a place of business at 5470 Great America Parkway, Santa Clara, California 95052, and Sony Corporation (“Licensee”), a Japanese corporation with a place of business at 6-7-35 Kitashinagawa, Shinagawa-ku, Tokyo, 141-0001, Japan. The effective date of this Amendment shall be October 31, 2001 (“Amendment Effective Date”).

RECITALS

A. Effective as of November 12, 1999, Palm, Inc. and Licensee entered into a Software License Agreement, as amended (“License Agreement”; capitalized terms used herein and not defined shall have the meanings set forth in the License Agreement) with regard to Licensee’s developing, manufacturing and marketing handheld computing products incorporating specified Palm software and technology related to the Palm OS platform.

B. Effective as of December 3, 2001, Palm, Inc. assigned all of its right, title and interest in and to the License Agreement to PalmSource.

C. The parties have agreed to amend the License Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, the parties hereby amend the License Agreement as follows:

1 References. Each reference in the License Agreement to “Palm Computing, Inc.” is hereby deleted and replaced with “PalmSource, Inc.” and each reference in the Agreement to “Palm Computing” is hereby deleted and replaced with “PalmSource”

2 Definitions. The following definitions are added to the end of Section 1:

“1.19 “Upgrade” means a new release of the Palm Software which, for reason of additional functionality, the number to the left of the first decimal point is increased. For example, Palm OS 4.x would be an Upgrade to Palm OS 3.5.

“1.20 “Net Selling Price” means the gross selling price in connection with the permitted licensing, distribution or other exploitation of an Update or Upgrade on a stand-alone basis, less actual shipping and handling costs and royalties paid by Licensee for third party products bundled with such Update or Upgrade.”

1

3 Licenses. A new Section 2.10 is added to Section 2 of the License Agreement as follows:

“2.10 License to Distribute Updates. Subject to the terms and conditions of this Agreement, Palm hereby grants to Licensee a personal, limited, non-exclusive, non-transferable, worldwide (subject to Section 2.8(a), royalty-bearing license to use, reproduce and distribute any Updates or Upgrades, in object code form only, on a stand-alone basis to be used solely with Licensee Products that contain the Palm Software. Licensee acknowledges and agrees that at such time it elects to distribute any Update or Upgrade pursuant to the foregoing license, whether contained in or bundled with a Licensee Product or on a stand-alone basis, Licensee shall distribute the complete Palm OS and HotSync Manager and Conduits that are provided pursuant to Exhibit A (Palm Software), together with any other components required to satisfy Compatibility Certification pursuant to Section 2.3 (Compatibility and Trademark License), in their entirety and may not distribute only a subset of the same.”

4 Palm Software. Exhibit A is hereby deleted in its entirety and replaced with the new Exhibit A attached hereto.

5 Royalties. [**]

6 Entire Agreement. The parties agree that this Amendment constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that the License Agreement, except as modified by this Amendment, remains in full force and effect.

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the Amendment Effective Date.

PALMSOURCE, INC.		SONY CORPORATION

By:	/s/ DAVID NAGEL	By:	/s/ TOSHIDORI NAKAMURA

Name:	David Nagel	Name:	Toshidori Nakamura

Title:	President & CEO	Title:	G.M. Business Strategy Dept. Handheld Computer Company

Date:	4/18/02	Date:	4/18/02

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EXHIBIT A

PALM SOFTWARE

A. Palm Platform Development Kit (PDK). The PDK contains the software, certain tools, sample ROM builds, documentation and the Software Development Kit (SDK).

A.1. Palm Product Software

Palm Product Software includes:

[**]

A.2 Palm SDK

[**]

A.3 Palm Development Environment

[**]

A.4 Palm End User Documentation

[**]

A.5 Palm Installation CD Files

[**]

A.6 Palm Technical Documentation

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

42

AMENDMENT NO. 4

TO

SOFTWARE LICENSE AGREEMENT

This Amendment No. 4 (“Amendment”) is entered into by and between Palm, Inc., as successor in interest to Palm Computing, Inc. (“Palm”), a Delaware corporation with a place of business at 5470 Great America Parkway, Santa Clara, California 95052, U.S.A., and Sony Corporation (“Licensee”), a Japanese corporation with a place of business at 6-7-35 Kita-shinagawa, Shinagawa-ku, Tokyo 141-0001, Japan. The effective date of this Amendment shall be January 18, 2001 (“Effective Date”).

RECITALS

A. Effective as of November 12, 1999, Palm and Licensee entered into a Software License Agreement, as amended (“License Agreement”; capitalized terms used herein and not defined shall have the meanings set forth in the License Agreement) with regard to Licensee’s developing, manufacturing and marketing handheld computing products incorporating specified Palm software and technology related to the Palm OS platform.

B. Palm is preparing the Palm OS version 4.0 (“Palm OS 4.0”) to be licensed to, Licensee under the License Agreement.

C. In addition to the provisions set forth in Sections 6.3 and 6.4 of the License Agreement, in order to accelerate Palm’s development and Licensee’s release of its hand held computing product with the Palm OS 4.0, the parties agree to engage in additional cooperative efforts.

D. The parties desire to set forth their agreement with respect to responsibility of such cooperative efforts and certain other matters in this Amendment.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions.

(a) “Sony PDA” means Licensee’s hand held computing products named as PEG-S500C and PEG-S300.

(b) “Sony Code 1” means (i) Big ROM HAL excluding JogDial portion and (ii) USB Virtual Driver, collectively as currently incorporated into Sony PDA.

(c) “Sony Code 2” means (i) Small ROM, (ii) Memory Stick Slot Driver, (iii) JogDial Extension and (iv) HS Button Extension, collectively as currently incorporated into Sony PDA.

2. Licensee’s responsibility

(a) Upon execution of this Amendment, Licensee shall provide Palm with the Sony Code 1 in source code form and the Sony Code 2 in object code form.

(b) Licensee hereby grants to Palm, a non-exclusive, worldwide, irrevocable, royalty-free, fully paid up, perpetual license, (i) to use, reproduce, have reproduced, modify, have modified the Sony Code 1 and any modifications thereof (the “Modifications”), (ii) to use, reproduce, have reproduced the Sony Code 2 and (iii) to distribute the Sony Code 1 and the Sony Code 2 directly and indirectly in object code form and only incorporated into Palm OS, provided, however, Palm agrees

(i) to treat the source code of the Sony Code 1 as Confidential Information of Licensee and to use only for the purpose of development of the Palm OS; and

(ii) neither incorporate into Palm OS nor distribute JogDial Extension of Sony Code 2 to any third parties in any form.

(c) Licensee supplies up to [**] units of Sony PDA to Palm under mutually agreed terms and conditions.

3. Palm’s responsibility

(a) Palm shall provide Sony with the final version of source code of the Modification to be incorporated into Palm OS 4.0. Palm hereby grants to Licensee, a non-exclusive, worldwide, irrevocable, royalty-free, fully paid up, perpetual license to use, reproduce, have reproduced, modify, have modified, distribute in object code form the Modification but only as incorporated in the Palm OS.

(b) By Palm’s release of the Golden Master of Palm OS 4.0, Palm completes, on Licensee’s behalf, porting the Palm OS 4.0 for Licensee’s successive model of Sony PDA to the reasonable extent, providing, including but not limited to the following:

(i) conduct the porting activity to meet the Test Criteria set forth in Section 2.3(a) of the License Agreement; i.e., the Palm Logo Certification;

(ii) release the PIM including Launcher in source code form to Licensee by December 10, 2000;

(iii) develop and deliver Startup and Network Panel, Button Panel and Connection Panel for Licensee by February 1, 2001, subject to Licensee’s cooperation to allocate engineering resources;

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(iv) perform (i) Function Test on Palmware that Licensee is not allowed to modify and (ii) Harness Test by March 1, 2001, for Palm Logo Certification;

(v) provide Licensee with Palm OS 4.0 PDK ROM Tools by January 1, 2001;

(vi) deliver Licensee the Palm OS 4.0 the earliest among other Palm OS Licensees;

(vii) provide Sony with weekly progress report on the porting activities of Palm OS 4.0; and

(viii) deliver Palm OS Emulator, in source code form, to work on ROM of Licensee’s handheld computing product by December 10, 2000.

4. Survival. Except for Licensee’s termination of the License Agreement pursuant to Section 15.3 of the License Agreement as set forth below, the terms of this Amendment shall survive any termination or expiration of the License Agreement. Notwithstanding the foregoing, in the case that Licensee terminates the License Agreement pursuant to Section 15.3 due to Palm’s breach of its confidentiality obligations, the license pursuant to Sections 2(b) of this Amendment shall survive for a period of one (1) year following such termination; provided that Palm acknowledges the irreparable harm that may be caused to Licensee, and shall use its best commercial efforts to mitigate Licensee’s potential damages.

5. Entire Agreement. The parties agree that this Amendment constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that the License Agreement, except as modified by this Amendment, remains in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the License Agreement, the terms of this Amendment shall control.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below effective as of the Effective Date.

PALM, INC.		SONY CORPORATION

By:	/s/ ALAN KESSLER	By:	/s/ SHINSAKU INADA

Name:	Alan Kessler	Name:	Shinsaku Inada

Title:	Chief Operating Officer	Title:	General Manager Network Interface Department Information Technology Company

Date:	January 18, 2001	Date:	December 19, 2000

AMENDMENT NO. 5

TO

SOFTWARE LICENSE AGREEMENT

This Amendment No. 5 (“Amendment”) is entered into by and between PalmSource, Inc. (“PalmSource”), a Delaware corporation with a place of business at 5470 Great America Parkway, Santa Clara, California 95052, and Sony Corporation (“Licensee”), a Japanese corporation with a place of business at 6-7-35 Kitashinagawa, Shinagawa-ku, Tokyo, 141-0001, Japan. The effective date of this Amendment shall be May 15, 2002 (“Amendment Effective Date”).

RECITALS

A. Effective as of November 12, 1999, PalmSource and Licensee entered into a Software License Agreement, as amended (“License Agreement”; capitalized terms used herein and not defined shall have the meanings set forth in the License Agreement) with regard to Licensee’s developing, manufacturing and marketing handheld computing products incorporating specified PalmSource software and technology related to the Palm OS platform.

B. The parties have agreed to amend the License Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, the parties hereby amend the License Agreement as follows:

1 Definitions. The following definition is added to the end of Section 1:

“1.21 “ROM Image” means all information, data and application software, including both the debug and non-debug versions, which is included in a flash ROM incorporated in Licensee Products that incorporate the Palm OS.

2 ROM Distribution License. The following is added as a new Section 2.11:

“2.11 ROM Image.

(a) License to Licensee. Subject to the terms and conditions of this Agreement, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable, worldwide, royalty-free license to distribute directly, solely for the development of products that are designed to be used and are compatible with Licensee Products that contain the Palm OS, all portions of the ROM Image owned or licensed by PalmSource, provided that Licensee does not charge for copies of the ROM Image. Licensee agrees that each copy of the ROM Image distributed by Licensee hereunder will be accompanied by a signed, written agreement, the terms of which shall be at least as protective of the ROM Image as the terms of the license agreement

47

attached hereto as Exhibit J (ROM Image License Terms) (the “ROM Image EULA”). In no event shall Licensee permit the distribution or re-distribution of any ROM Image by any third party, including, but not limited to, licensees under the ROM Image EULA. If Licensee adds functionality to its website that permits Licensee to distinguish between a developer located in the United States, Europe, Japan, Canada, Australia or New Zealand from a developer located outside of such locations, then Licensee may distribute the ROM Image to developers located in the United States, Europe, Japan, Canada, Australia or New Zealand under a ROM Image EULA in clickwrap form, in lieu of a signed written agreement, subject to the requirements of subsections (i) and (ii) above.

(b) License to PalmSource. Licensee hereby grants PalmSource a limited, non-exclusive, non-transferable, worldwide, royalty-free license to distribute all portions of the ROM Image owned or licensed from third parties by Licensee from PalmSource’s developer website; provided that PalmSource does not charge for copies of the ROM Image. PalmSource agrees that each copy of the ROM Image distributed by PalmSource hereunder will be accompanied by a signed, written agreement, the terms of which shall be at least as protective of the ROM Image as the ROM Image EULA. In addition, Licensee shall include a link on the page of Licensee’s website where the ROM Image is made available to Developers to the home page of PalmSource’s developer website, together with a caption to the following effect: “For more Palm OS tools and programs, click here” <URL for PalmOS.com’s current developer site>.”

3 Exhibits. A new Exhibit J is added to the Agreement in the form attached hereto as Exhibit J (ROM Image License Terms).

4 Entire Agreement. The parties agree that this Amendment constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that the License Agreement, except as modified by this Amendment, remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the Amendment Effective Date.

PALMSOURCE, INC.		SONY CORPORATION

By:	/s/ DAVID NAGEL	By:	/s/ TOSHIDORI NAKAMURA
Name:	David Nagel	Name:	Toshidori Nakamura
Title:	President & CEO	Title:	G.M. Business Strategy Dept. Handheld Computer Company
Date:	9/16/2002	Date:

48

EXHIBIT J

ROM IMAGE LICENSE TERMS

1. LICENSE. Subject to Developer’s compliance with the terms and conditions of this Agreement, Licensee hereby grants to developers who wish to utilize ROM Image (the “Developer”) a nonexclusive, personal, limited, nontransferable right and license to use the accompanying Licensee software and documentation (collectively the “Software”) but only for the limited purposes set forth in this Section 1. Developer agrees not to use the Software for any purpose other than: (i) the testing of the Software, and (if applicable), (ii) the development by Developer of a product, which is designed to be compatible with the Palm OS® platform (“Developer’s Product”), without violating Licensee’s or its suppliers’ intellectual property rights, including, but not limited to, trade secrets, patents, copyrights, trade marks and industrial design, or (iii) to the extent the Software is not Confidential Information, the demonstration of the Developer’s Product. Developer is not permitted to lease or rent (except under separate mutually agreeable terms set forth in writing and signed by both parties), distribute or sublicense the Software or to use the Software in a time-sharing arrangement or in any other unauthorized manner. No license is granted to Developer in the human readable code of the Software (source code). Developer acknowledges that Licensee or its suppliers own all right, title and interest, including all intellectual property rights, in and to the Software (including any modifications thereto made by Developer ).

2. NO ENDORSEMENT. Developer agrees that unless Developer otherwise receives the express prior written authorization of Licensee, Developer will not market Developer’s Products in any manner which implies that Licensee or its suppliers endorse such Developer’s Products.

3. STORAGE OF SOFTWARE. Developer agrees to restrict access to the Software so that only those employees and contractors entitled to view such Software under the terms of Section 5 below may see or use the Software. Developer agrees to maintain an accurate log of all those given access to the Software by the Developer. Developer may make only as many copies of Software and documentation as are reasonably necessary to effectuate the permitted uses of the Software listed in Section 1 above. Developer must preserve any proprietary rights notices on or in the Software and must place all such notices on and in any copies made.

4. DEFINITION OF CONFIDENTIAL INFORMATION. Developer agrees that the Software and any other information disclosed by Licensee to Developer , including but not limited to information learned by Developer from Licensee employees, agents, or through inspection of Licensee’s property, that relates to Licensee’s products, designs, opportunities, finances, research, development, know-how, personnel, or third-party confidential information disclosed to Developer by Licensee, will be considered and referred to collectively in this Agreement as “Confidential Information.” Confidential Information, however, does not include information that: (1) is now or subsequently becomes generally available to the public through no fault or breach on the part of Developer; (2) Developer can demonstrate to have had rightfully in its possession prior to disclosure to Developer by Licensee with written records; (3) is independently developed by Developer without the use of any Confidential Information; or (4) Developer rightfully obtains from a third party who has the right to transfer or disclose it without breach or violation of any obligation of confidentiality. All Confidential Information remains the sole property of Licensee or its suppliers. Developer has no implied licenses or other rights in the Confidential Information not specifically granted in Section 1.

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5. NONDISCLOSURE AND NON USE OF CONFIDENTIAL INFORMATION. Developer will not disclose, publish, or disseminate Confidential Information (as defined in Section 4 above) to anyone other than those of its employees and contractors with a demonstrable need to know who have binding, written, confidentiality obligations to Developer that protect such Confidential Information against unauthorized disclosure. Developer agrees not to decompile, reverse engineer, disassemble or otherwise reduce the Software to a human-perceivable form, and Developer will not modify (except for header files provided that Developer does not distribute such modifications) network, rent, lease, or loan the Software in whole or in part. Developer further agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Confidential Information. Developer agrees to accept Confidential Information for the sole purpose of effecting the permitted uses of the Software as set forth in Section 1 above. Developer agrees not to use Confidential Information otherwise for its own or any third party’s benefit without the prior written approval of an authorized representative of Licensee in each instance.

6. VERIFICATION OF COMPLIANCE. Developer agrees that authorized Licensee representatives with reasonable advance notice at reasonable times may inspect the site where the Software is located, copies of other Confidential Information and Developer’s access log for Software in order to verify that Developer is complying with its obligations under this Agreement.

7. WARRANTY DISCLAIMER. The Software may be designated as alpha, beta, development, pre-release, untested, or not fully tested versions of the Software. The Software may contain errors that could cause failures or loss of data, and may be incomplete or contain inaccuracies. DEVELOPER EXPRESSLY ACKNOWLEDGES AND AGREES THAT USE OF THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION IS AT DEVELOPER’S SOLE RISK. THE SOFTWARE AND OTHER CONFIDENTIAL INFORMATION ARE PROVIDED “AS IS” AND WITHOUT WARRANTY OF ANY KIND AND LICENSEE AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL WARRANTIES, TERMS AND CONDITIONS, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES, TERMS AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS AND SATISFACTORY QUALITY. NEITHER LICENSEE NOR ITS SUPPLIERS WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION ARE SUITABLE FOR DEVELOPER’S USE OR THAT THE OPERATION OF THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION WILL BE CORRECTED. FURTHERMORE, NEITHER LICENSEE NOR ITS SUPPLIERS WARRANTS OR MAKES ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION OR IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY LICENSEE SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT. NO USE OF ANY PORTION OF THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION IS AUTHORIZED HEREUNDER EXCEPT UNDER THIS DISCLAIMER. Developer acknowledges that Licensee or its suppliers may not have publicly announced the availability of the Software, that Licensee has not promised or guaranteed to Developer that such Software will be announced or made available to anyone in the future, and that Licensee has no express or implied obligation to Developer to announce or introduce the Software or any similar or compatible product, or to continue to offer or support the Software in the future.

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8. TERM AND TERMINATION. This Agreement will continue in effect until terminated in accordance with this Section. Developer may terminate this Agreement at any time, for any reason, but only by returning to Licensee: (1) the Software and all existent copies of other Confidential Information on any tangible medium, and (2) a written certification by an authorized representative of Developer that all tangible copies of the Software and any other Confidential Information have been returned to Licensee or completely destroyed and that all electronic memories have been purged of any Confidential Information. Licensee may terminate this Agreement at any time, with or without cause, immediately upon written notice to Developer. Within seven (7) days of Developer’s receipt of Licensee’s termination notice, or earlier if requested by Licensee, Developer will return the Software and all other Confidential Information as provided in this Section. All obligations of Licensee under this Agreement will continue to bind Developer until Developer has fully complied with the foregoing requirements of this Section concerning the return of Licensee materials. Following termination of this Agreement for any reason, the provisions of Sections 4, 5 and 7 through 17, shall survive.

9. DISCLAIMER OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL LICENSEE OR ITS SUPPLIERS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR REVENUE, OR INTERRUPTION OF BUSINESS IN ANY WAY ARISING OUT OF OR RELATED TO THE USE OR INABILITY TO USE THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION OR LICENSEE’S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10. NO ASSIGNMENT. Developer may not assign or otherwise transfer this Agreement or the rights or obligations hereunder, either in whole or in part, whether voluntarily or by operation of law, without the prior written consent of Licensee, which consent may be withheld in Licensee’s sole discretion, and any attempted transfer or assignment is null and void and shall be deemed a material breach of this Agreement.

11. INJUNCTIVE RELIEF. Developer acknowledges and agrees that the copying, disclosure or use of the Software or Confidential Information in a manner inconsistent with any provision of this Agreement shall cause irreparable injury to Licensee for which Licensee will not have an adequate remedy at law. Accordingly, Licensee shall be entitled to seek equitable relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions.

12. EXPORT LAW ASSURANCE. The Software and Confidential Information supplied hereunder is subject to all pertinent import and export laws of the United States, including specifically the U.S. Export Administration Regulations (“EAR”) and the laws of the country in which Developer obtained them. Developer agrees that it will be solely responsible for compliance with all such laws. In particular, Developer agrees that it will not export, re-export, or transfer, directly or indirectly, the Software to any person, firm or country on the Denied Persons List, Entity List, Debarred Parties or Specially Designated Nationals lists or to Afghanistan, Cuba, Iran, Iraq, Libya, North Korea, Federal Republic of Yugoslavia (Serbia only), Sudan, or Syria or any other country or entity designated by the U.S. Government as prohibited by U.S. law, or nationals thereof, and that it is not located in such a country or on such a list. Developer agrees that it will not transfer, export or re-export, directly or indirectly, for use or to users in military or proliferation activities (Nuclear, Missile, Chemical or Biological Weapons) without U.S. Government authorization (by export license or regulation). Developer agrees that, upon request, it will provide additional end use/end user information or written acceptance of requirements and responsibilities to comply with U.S. export license requirements. Developer agrees to be bound by any

51

future modifications of the foregoing list of restricted destinations by amendments to the EAR or other U.S. government regulations. These requirements shall survive the term or termination of the Agreement.

13. No Trademark License. Developer acknowledges that Licensee or its suppliers are the sole owners of all trademark rights in the marks HotSync, Graffiti, PalmSource, Palm OS, PalmModem, PalmPoint, PalmConnect, Palm.Net and the Palm Powered logo. Developer agrees to do nothing inconsistent with such ownership. Developer acknowledges that this Agreement does not grant any rights to use any of the foregoing trademarks or any other trademark of Licensee, its suppliers or any of their affiliates, even if such marks are included in any of the materials provided to Developer hereunder.

14. Ownership. All rights not expressly granted hereunder are reserved by Licensee or its suppliers, and no rights or licenses are implied by this Agreement. Without limiting the foregoing, no right is granted to distribute all or any portion of the Software. The Software provided may only be used as expressly provided in Section 1 and for no other purpose whatsoever. Developer acknowledges and agrees that as between Licensee and Developer, Licensee owns all right, title and interest in and to the Software, including, but not limited to, any and all patents, copyrights, trade secrets, trademarks and other intellectual property and proprietary rights therein not expressly granted to Developer. Any ideas with respect to the Software and any modifications and the like made by Developer to the Software (“Supportive Information”) will be the property of Licensee or its suppliers. Developer agrees to assign, and hereby assigns, all right, title and interest worldwide in the Supportive Information and the related intellectual property rights to Licensee and agrees to assist Licensee, at Licensee’s expense, in perfecting and enforcing such rights.

15. GOVERNMENT END USERS. The Software and related documentation are a “commercial item,” as that term is defined in 48 C.F.R. 2.101 (Oct. 1995), consisting of “commercial computer software” and “commercial computer software documentation,” as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all U.S. Government End Users acquire the Software and related documentation with only those rights set forth herein.

16. RELATIONSHIP OF THE PARTIES. Nothing stated in this Agreement will be construed as creating the relationships of joint venturers, partners, employer and employee, franchisor and franchisee, master and servant, or principal and agent.

17. ENGLISH LANGUAGE. The parties hereto confirm that they have requested that this Agreement and all related documents be drafted in English. Les parties ont exigé que le présent contrat et tous les documents connexes soient rédigés en anglais

52

AMENDMENT NO. 6

TO

SOFTWARE LICENSE AGREEMENT

This Amendment No. 6 (“Amendment No. 6”) is entered into by and between PalmSource, Inc. (“PalmSource”), a Delaware corporation with a place of business at 5470 Great America Parkway, Santa Clara, California 95052, and Sony Corporation (“Licensee”), a Japanese corporation with a place of business at 6-7-35 Kitashinagawa, Shinagawa-ku, Tokyo, 141-0001, Japan. The effective date of this Amendment No. 6 shall be October 1, 2002 (“Amendment No. 6 Effective Date”).

RECITALS

A. Effective as of November 12, 1999, Palm, Inc. (predecessor to PalmSource) and Licensee entered into a Software License Agreement, as amended (“License Agreement”) with regard to Licensee’s developing, manufacturing and marketing handheld computing products incorporating specified PalmSource software and technology related to the PalmSource OS platform. The License Agreement has been previously amended by the parties in Amendments Nos. 1-5. Amendment No. 1 to the Software License Agreement, dated February 28, 2000, establishes the terms and conditions under which Licensee may examine and modify certain portions of the source code for the Palm Software (“Amendment No. 1”).

B. Effective as of July 11, 2001, Palm, Inc. and Licensee entered into a Development Agreement under which Licensee has performed certain development work related to the porting of the PalmSource OS operating system onto an ARM CPU (the “Development Agreement”).

C. The License Agreement and Development Agreement were assigned from Palm, Inc., to PalmSource effective December 3, 2001.

D. Concurrently with the signing of this Amendment No. 6, Licensee through its wholly-owned subsidiary Sony Corporation of America and PalmSource are also entering into that certain Stock Purchase Agreement under which Sony Corporation of America is purchasing certain shares of Series A Preferred Stock of PalmSource (collectively, “Stock Purchase Agreement”).

E. Concurrently with the signing of this Amendment No. 6, Licensee and Palm are also entering into a Business Collaboration Agreement (“Business Collaboration Agreement”) under which the parties will share information regarding ongoing product and development plans and co-develop certain new versions of the Palm OS using development resources from both parties, on the terms and conditions set forth therein.

F. The parties desire to terminate Amendment No. 1 and amend the License Agreement as set forth in this Amendment No. 6 to establish terms and conditions under which, among other things, (i) Licensee may examine and modify certain portions of the source code for the Palm Software to support co-development efforts under the Business Collaboration Agreement and to support Licensee’s development of Licensee Products, while maintaining the Palm OS platform with consistency and compatibility among PalmSource’s licensees and the developer community; (ii) PalmSource will receive certain ownership and license rights for co-developed software and other modifications to the source code; and (iii) in consideration for Licensee’s co-development efforts and the ownership and license rights granted to PalmSource, Licensee will receive certain rights to extend the term of the License Agreement and distribute co-developed versions of the Palm Software under the License Agreement on the terms and conditions set forth below.

G. All capitalized terms used herein and not defined shall have the meanings set forth in the License Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereby amend the License Agreement as follows:

1. No Amendment to Development Agreement. The Development Agreement remains in effect and is not amended by this Amendment No. 6. Any source code provided or developed under the Development Agreement shall remain subject to the terms and conditions of the Development Agreement.

2. Termination of Amendment No. 1. Amendment No. 1 is hereby terminated in its entirety, provided that the rights and licenses granted to PalmSource for Modifications under Amendment No. 1, and the Licensee’s ownership of Modifications under Amendment No. 1, shall survive. Commencing upon the Amendment No. 6 Effective Date, all source code provided by PalmSource to Licensee under Amendment No. 1 shall be subject to the provisions of this Amendment No. 6.

3. New Sections 1.21 – 1.46. The following is added immediately after Section 1.20:

“1.21 “API” means technology which provides a set of functions for developing software and hardware intended to interface in an integrated manner with the Palm Software.

1.22 “Derivative Works” means any software programs, and copies thereof, which are developed by Licensee and which are based on or incorporate any part of the Palm Software delivered by PalmSource hereunder, including without limitation any revision, modification, translation (including compilation or recapitulation by computer), abridgement, condensation, expansion, or any other form in which the Palm Software may be recast, transformed or adapted, and that, if prepared without PalmSource’s authorization, would constitute a copyright or trade secret infringement of the Palm Software. A Dynamically Loadable Module that interacts with Object Code Modules in the Palm Software exclusively through an Exposed System API will not be considered a Derivative Work solely by reason of the use of such Exposed System API. A Licensee Replacement Fragment that interacts with Object Code

Modules in the Palm Software exclusively through the Internal Module Interfaces designated by PalmSource for such fragment will not be considered a Derivative Work solely by reason of the use of such internal interfaces.

1.23 “Palm Source Code” means certain source code for certain Palm Software which PalmSource provides to Licensee under Section 3 below or which PalmSource otherwise has provided, or may at its sole option from time to time elect to provide, to Licensee under the License Agreement and any source code to which PalmSource may provide access as part of co-development in connection with the Business Collaboration Agreement or as Released Code as set forth in Appendix A hereto.

1.24 “Palm Source Code Documentation” means comments included in the Palm Source Code and any other technical documentation related to non-public aspects of the Palm Source Code which PalmSource has provided, or may at its sole option from time to time elect to provide. Palm Source Code Documentation does not include Palm End-User Documentation or the Palm Development Environment made generally available to licensees and developers who do not have access to Palm Source Code.

1.25 “Alpha Release” means a commercial release of Palm OS designated as such by PalmSource in its sole discretion and with respect to which PalmSource plans to make subsequent versions available as a “Beta Release” and “GM Release”.

1.26 “Beta Release” means a commercial release of Palm OS designated as such by PalmSource in its sole discretion and with respect to which PalmSource plans to make a subsequent version available as a “GM Release”.

1.27 “Golden Master Release” or “GM Release” means a commercial release of Palm OS designated as such by PalmSource in its sole discretion and made generally available by PalmSource to its licensees as a final golden master version of the Palm OS.

1.28 “Object Code Module” means a binary module consisting of both object code and resources. For example, without limitation, a PRC file is an Object Code Module.

1.29 “Object Code Fragment” means a well-defined subset of an Object Code Module designated as such by PalmSource that can be produced from distinct unmodified portions of the source code and original data resources for the respective Object Code Module.

1.30 “Dynamically Loadable Module” means an Object Code Module that is executed solely by being independently loaded in memory (instantiated and prepared for execution) separate from any other Object Code Modules and linked only at execution time with other Object Code Modules.

1.31 “Module Interfaces” means any interaction protocol that can be used between two Object Code Modules, including without limitation (i) any function call protocol,

including the explicit description of all input and output parameters, their meaning and authorized values, (ii) the definition of any data structure including the explicit description of its members, their meaning and authorized values, and (iii) the definition of any other protocol or data format that can be used by two Object Code Modules to interact through direct function call, inter process communication, remote process communication, or any other form of message invocation, or any form of access to data of the other.

1.32 “Exported Module Interface” means a Module Interface of an Object Code Module built in such way that it can be accessed or used by a Dynamically Loadable Module linking to it only at execution time.

1.33 “Internal Module Interfaces” means all Module Interfaces of an Object Code Module that are not Exported Module Interfaces.

1.34 “System APIs” means Exported Module Interfaces for Object Code Modules included in the Palm Software provided by PalmSource to Licensee under this License Agreement.

1.35 “Exposed System APIs” means any System API that has been advertised in written form by PalmSource to Licensee as a method approved by PalmSource for Dynamically Loadable Modules of third parties to interact with a specific version of the Palm OS. As used above, advertisement means the provision of a specification and/or sample code to Licensee clearly explaining the approved manner of using the System API and identifying it as an “Exposed” API. A System API can be “Exposed” to Licensee independently of its exposure to other third parties and conversely. The property for a System API to be “Exposed” or “Unexposed” is independent of the properties of being “Public”, “Private”, “Supported” or “Unsupported”. In particular, exposing a previously Unexposed System API shall not be construed as changing its status with respect to being “Private”, “Supported” or “Unsupported”.

1.36 “Unexposed System APIs” means any System API that is not an Exposed System API. The parties acknowledge that, even if not advertised, such System APIs may be technically accessible by third parties and that the use or disclosure of such System APIs shall not cause such Module Interfaces to be considered “Exposed System APIs”.

1.37 “Licensee Add-On Module” means a Dynamically Loadable Module that interacts with Object Code Modules in the Palm Software exclusively through an Exposed System API and that (i) is developed by Licensee independent of the Palm Source Code and Palm Source Code Documentation, and (ii) is not a Derivative Work.

1.38 “Unsupported Module” means any Dynamically Loadable Module that interacts with Object Code Modules in the Palm Software through all or any part of any Unexposed System API, whether or not also using Exposed System APIs.

1.39 “Replaceable Object Code Fragment” means an Object Code Fragment in the Palm Software designated as such by PalmSource that interacts the Object Code Modules in the Palm Software exclusively through a small and well-defined set of Internal Module Interfaces, to the point where PalmSource considers the Object Code Fragment a cleanly defined independent sub-component of the Object Code Module. For example, without limitation, Replaceable Object Code Fragments may include error correction patches released by PalmSource for Object Code Modules in the Palm Software.

1.40 “Licensee Replacement Fragment” means an Object Code Fragment which (i) replaces a Replaceable Object Code Fragment using the same Internal Module Interfaces designated by PalmSource for such Replaceable Object Code Fragment and without modification of any other portion of the Palm Software, (ii) for such Licensee Replacement Fragment which is not a Patch, is approved in written or electronic form (i.e. email transmission) by PalmSource in accordance with the provisions of Section 9.7(d), and (iii) is not a Derivative Work and does not incorporate any part of the Palm Source Code or Palm Source Code Documentation.

1.41 “OS Developments” means any and all of the foregoing (i) Derivative Works (ii) Unsupported Modules, and (iii) modifications, extensions, additions, revisions, enhancements and improvements to System APIs.

1.42 “Licensee Related Works” shall mean Licensee’s rights in any pre-existing materials including, without limitation, notices, reports, documentation, drawings, computer programs (source code, object code, and listings), derivatives of pre-existing copyrighted works of Licensee, inventions, creations, works, devices, masks, models and work-in-process.

1.43 “Development Code” means Palm Source Code made available by PalmSource to Licensee for purposes of co-development projects under the Business Collaboration Agreement and the respective co-development agreement entered into pursuant to the Business Collaboration Agreement.

1.44 “Released Code” means Palm Source Code which is made available by PalmSource to Licensee for an Alpha Release, Beta Release or GM Release of each Update and Upgrade which PalmSource is required to provide to Licensee under Section 6.1 below.

1.45 “Patch” means an Object Code Module that replaces a function call in the Palm OS by inserting a different address in the link table in order to redirect the function call, where the replacement of such function call is (i) supported in PalmSource’s standard third party developer software development kit for the respective version of the Palm OS, or (ii) is a replacement of an Exposed System API function call and is supported in PalmSource’s standard product development kit for licensees of the respective version of the Palm OS. A “Patch” is limited to those function calls where the Palm OS provides a lookup table listing the addresses for the respective function call in order to support redirecting the function call. It is understood that versions of the Palm OS may restrict which function calls can be redirected in this manner.

1.46 “Assert” means to bring an infringement or misappropriation action of any nature before any legal, judicial, arbitration, administrative, executive or other type of body or tribunal that has or claims to have authority to adjudicate such action in whole or in part regarding the use, making, having made, demonstration, selling, offering for sale, importation or other disposition of a respective product or service.

4. Exhibit A. Insert the following as the last item on the list contained in Section A.3 (Palm Development Environment) of Exhibit A (Palm Software), as previously amended in Amendment No. 3: [**]

5. New Section 2.9, Source Code License. Immediately after Section 2.8 of the License Agreement insert the following:

“2.9 Source Code License.

(a) Right to Examine Palm Source Code. Licensee will have the right to examine Palm Source Code provided under this Amendment No. 6 in accordance with the applicable terms and conditions set forth in Appendix A (Source Code Management and Access Policies and Procedures) attached hereto.

(b) Right to Modify. Subject to the terms and conditions of this Agreement, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable, fully-paid license to (i) modify Released Code for purposes of correcting errors in the Palm Software for Licensee Products, provided that the Licensee Products incorporating the corrected Palm Software meet all of the Test Criteria and other requirements set forth in this Agreement; (ii) examine Development Code and Released Code as necessary for developing Licensee Add-On Modules, subject to the last sentence of Section 9.6; (iii) modify those certain portions of Released Code but only for the limited purpose of developing Derivative Works to adapt and/or optimize such Released Code for hardware devices that are Licensee Products provided that, (x) Licensee notifies PalmSource, as early as possible, of the intended use of the Derivative Works Licensee intends to develop, together with a description of the methods of modifications that Licensee desires to use to develop such Derivative

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Works, (y) Licensee coordinates with PalmSource so that potential conflicts with PalmSource’s own developments can be avoided as much as possible, and will work together with PalmSource on the modifications in a collaborative effort as necessary to avoid such conflicts, and (z) the Licensee Products incorporating such Derivative Works meet all of the Test Criteria and/or compatibility and certification tests to be developed and modified in a commercially reasonable manner at PalmSource’s sole discretion, as such Derivative Works are developed by Licensee (it further being understood that (a) Licensee shall cooperate with PalmSource for the development and modification of such compatibility and certification tests upon PalmSource’s request, (b) the certification requirements may be changed by PalmSource at its sole discretion in response to License’s modifications even if PalmSource has previously made other Test Criteria available for the same GM Release or makes different Test Criteria available for other licensees who do not make such modification; and (c) release of Licensee Products may be delayed and further modifications may be required as a result of the changes to the certification requirements, particularly if Licensee does not notify PalmSource of such modifications early in the development process), and other requirements set forth in this Agreement, (iv) modify those certain portions of the Development Code provided under the conditions identified in Appendix A for the limited purpose of conducting co-development projects with PalmSource under the Business Collaboration Agreement in accordance with the Test Criteria and compatibility requirements defined by PalmSource for such project, and other requirements set forth in this Agreement and the respective co-development agreement, and (v) use, reproduce and distribute any such error corrections and modifications (collectively, “Modifications”) in object code form only in connection with, and for Modifications based on, GM Releases of the respective version of the Palm OS by PalmSource and only to the same extent that Licensee is permitted to do so with respect to the corresponding Palm Software pursuant to Section 2.2 above, and subject to all other applicable provisions of the Agreement. Licensee shall have no right to (i) modify any Palm Source Code other than the Released Code and Development Code as expressly set forth above, or (ii) sublicense any Modification to a third party (other than as part of the end user licenses permitted under Section 2.2). Licensee shall provide notice and designate the intended use of Modifications according to the terms identified in Appendix A.

(c) Limitations of License. Licensee shall have no right to (i) sublicense any of its rights granted under this Section 2.9 to any third party, (ii) incorporate any Palm Source Code or Palm Source Code Documentation in any technology or products of Licensee or of any third party (except as expressly permitted under Section 2.9(b) above), (iii) disclose any Palm Source Code or Palm Source Code Documentation to any third party unless permission for such distribution has been expressly granted in written or electronic form by PalmSource, or to use or reproduce any Palm Source Code or Palm Source Code Documentation other than as permitted by subsections 2.9(a) and (b) above, or (iv) modify or distribute any Palm Source Code or Palm Source Code Documentation in any manner, except as expressly set forth in Section 2.9(b) above.

CONFIDENTIAL

(d) Version Numbering and Copyrights. PalmSource will provide Licensee with guidelines for numbering Licensee’s versions of Modifications and versions of the Palm Software specific to a Licensee Product. Licensee will submit its version numbering scheme that has been developed in accordance with such guidelines for approval by PalmSource, which shall not be unreasonably withheld. Licensee will only identify such versions in accordance with a numbering scheme that has been approved by PalmSource. Version Numbering and Copyright statements will be added according to the guidelines and conventions described in Appendix A.

(e) Confidentiality. Palm Source Code and Palm Source Code Documentation (collectively, “Source Materials”) shall be deemed Confidential Information of PalmSource for purposes of this Agreement, regardless of whether or not it is so marked. Except as permitted in this Agreement, Licensee shall not use, make, have made, distribute or disclose any copies of the Palm Source Code or Palm Source Code Documentation, in whole or in part, or the information contained therein without the prior written authorization of PalmSource. Upon the termination or expiration of this Agreement, Licensee will deliver such Source Materials, and any materials containing the information therein, to PalmSource. Licensee shall inform the employees that have access to this material of Licensee’s limitations, duties and obligations regarding nondisclosure and limited copying and shall obtain or have obtained their written agreement to comply with such limitations, duties and obligations. Licensee shall notify PalmSource in writing of the identities of any employees having access to such Source Materials and shall maintain accurate and complete records of the same, together with confirmation that such employee has been informed of the above obligations and have executed the required written agreement; such persons shall be the only persons entitled to access to the Source Materials. Licensee agrees to the following additional obligations with respect to Source Materials notwithstanding any other provision of the Agreement: (i) Licensee shall be entitled to use the Source Materials only at Sony’s site located at [**], (ii) Licensee shall use at least the same degree of care as for its own information of like importance, but at least reasonable care, in safeguarding against disclosure of the Source Materials, and (iii) use of the Source Materials shall be password protected, and other measures shall be taken according to the policies and other security procedures identified in Appendix A for source code protection.

(f) PalmSource’s Right to Modify/Replace Source Code. Licensee agrees that any access to any Source Materials will not limit or restrict PalmSource’s right to modify or replace such Source Materials in future versions of the Palm Software.

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

(g) Termination of Source Code License. Except as expressly provided in this subsection 2.9(g), all rights and obligations under this Section 2.9, shall terminate and be of no further force or effect if there is a material change in the ownership or control of Licensee such that twenty percent (20%) or more of the voting equity stock of Licensee is owned and/or controlled (directly or indirectly) by one or more Competitors (as defined below). In the event of such termination, Licensee shall promptly (i) cease all examination and/or modification of the Source Materials, (ii) return all Source Materials, including, but not limited to, all copies thereof, to PalmSource, and (iii) destroy all copies thereof, in whole and in part, residing within any computers in Licensee’s control. Notwithstanding the foregoing, in the event of such termination, in no event shall such termination affect Licensee’s rights to reproduce and distribute in object code form Modifications existing as of the effective date of such termination pursuant to Section 2.9(b)(v). “Competitor” means any entity or entities that develops, manufactures, markets and/or distributes a handheld or mobile computing device, and/or operating systems software for a handheld or mobile computing device that is licensed to third parties on a stand-alone basis.

(h) Inspection Rights. PalmSource shall have the right, upon [**] prior written notice, to have, not more than [**] of its employees who have been engaged in the licensing of source materials, inspect Licensee’s records and facilities with respect to the use of the Source Materials in order to verify that such use is within the scope of this Agreement, and that there are appropriate security procedures in place to protect the Source Materials. PalmSource is entitled to up to [**] authorized inspections of Licensee’s premises for such purposes during the term of this Agreement. If Licensee discovers any material non-compliance during an inspection, PalmSource shall be entitled to an additional inspection without counting as one of the ten to which PalmSource is entitled. PalmSource shall bear all costs involved in the inspections carried out pursuant to this Section unless such inspections uncover a material non-compliance by Licensee, in which case Licensee shall bear the reasonable costs of such inspection. PalmSource will use reasonable efforts to avoid undue interference with the development efforts of Licensee as a result of any such inspection.

(i) No Other Licenses. The licenses granted under this Section 2.9 are specifically set forth herein, and no other licenses are granted by PalmSource to Licensee by implication or estoppel to the Source Materials.

(j) [**]

6. Section 3, Delivery. The following paragraphs are hereby inserted into the end of Section 3 of the License Agreement:

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

“As long as the Business Collaboration Agreement remains in effect, PalmSource will provide Licensee with access to Development Code for co-development projects to be performed by Sony under the Business Collaboration Agreement according to the terms, policies and procedures identified in Appendix A attached to this Amendment No. 6 and the respective co-development agreement.

Provided that Licensee has paid PalmSource the Maintenance and Support Fees, during the term of this Agreement, PalmSource will provide Licensee with access to Released Code in accordance with the terms, policies and conditions described in Appendix A for Updates and Upgrades which PalmSource is required to provide under Section 6.1 below within [**] after Alpha Release, Beta Release and GM Release, respectively.

Notwithstanding anything to the contrary, PalmSource shall not be required to deliver any Palm Source Code which is owned by a third party or otherwise subject to restrictions beyond those set forth in this Agreement (“Third Party Source Code”).

In the case that any Third Party Source Code is not delivered to Licensee, PalmSource shall provide Licensee with the object-code software required for building a ROM image for a reference hardware platform together with related tools for building the ROM image, to the extent that PalmSource has the right to do so without incurring any additional cost or obligation to the respective third party. To the extent that any Third Party Source Code or any third party object-code is made available to Licensee, Licensee agrees to comply with all additional restrictions and terms and conditions which apply to such Third Party Source Code or third party object-code. Licensee shall return such Third Party Source Code and third party object-code upon the request of PalmSource or as may otherwise be required by the respective third party.

PalmSource may, in its sole discretion, make deliveries either via electronic access as described in Appendix A, via CD Rom or via a secure FTP site.

7. New Section 5.1(b), Monthly Royalty Reporting. Immediately after Section 5.1(a), insert the following:

“5.1(b) Monthly Royalty Reporting. Beginning in the first month after the Amendment No. 6 Effective Date that Licensee first commercially ships any Licensee Product and monthly thereafter, within [**] after the end of each calendar month, Licensee will provide PalmSource with a written statement of all units shipped of Licensee Products, Updates and Upgrades for which a Royalty is due. Licensee will also send to PalmSource an estimate of the Royalty amount for each reported model

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

of Licensee Product, Update and Upgrade, using commercially reasonable efforts to make such estimate. Notwithstanding the foregoing, Licensee shall make Royalty payments quarterly as described in Section 5.1(a) above.”

8. Section 6.3, Memory Stick APIs. Replace each reference to “API” in Section 6.3 of the License Agreement with “Memory Stick API”.

9. New Sections 6.5 and 6.6, APIs; New Versions. Immediately after Section 6.4 of the License Agreement, insert the following:

“6.5 APIs. The parties acknowledge and agree that the purpose of this Section 6.5 is to promote and encourage standardized APIs for the Palm Software in order to (i) assist the developer community by reducing the time, effort and cost involved in developing applications compatible with products incorporating the Palm Software, (ii) provide a rich suite of interoperable applications to the end user community, and (iii) provide data compatibility between products incorporating the Palm Software.

(a) Notification. Licensee will notify PalmSource within [**] of committing engineering or other resources to researching and/or developing an API, setting forth the general nature of the proposed API, including area of functionality.

(b) Technical Briefing/Collaboration. The parties agree to promptly meet to discuss in detail the function and general manner of operation of such proposed API, and any substantially similar API that PalmSource may be researching and/or developing in the same area of functionality, if any. The parties agree to cooperate in good faith to release a uniform API, either by way of PalmSource developing such API and including it in the Palm Software, or licensing such API from, or co-developing the API with, Licensee on terms to be agreed upon by the parties, including, without limitation, the parties respective intellectual property rights in such APIs and responsibilities for costs, support and maintenance. Notwithstanding the foregoing, Licensee shall not be required to obtain PalmSource’s approval prior to the release of any new API, subject to Section 2.3 (Compatibility and Trademark License) above.

(c) Delivery of API Definition. Promptly upon completion of a new API, Licensee will deliver the specification for such API to PalmSource (the “API Specification”). Licensee hereby grants to PalmSource a worldwide, royalty-free, irrevocable, non-exclusive, fully paid license to use the API Specification for purposes of integrating the API Specification into the Test Criteria.

(d) Support of PalmSource API. If Licensee has already released an API in the same functional area as that of an existing or planned API which PalmSource

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

discloses to Licensee (whether disclosed under Section II(3) of the Business Collaboration Agreement or otherwise), the Parties will discuss in good faith, upon either party’s request, the potential coordination of such APIs and Licensee may propose that its API be used in the Palm OS, provided that PalmSource shall not have any obligation to accept such proposal. In the event PalmSource and Licensee do not reach agreement regarding the coordination of such APIs by the date of the GM Release which incorporates PalmSource’s API, Licensee shall support PalmSource’s API in any Licensee Product developed after the date of such GM Release, as long as such API is used in the Palm OS incorporated therein. PalmSource agrees that any provisions of this Section 6.5(d) shall not limit or restrict Licensee from continuing to support Licensee’s duplicate API concurrently, provided that such Licensee Product receives Compatibility Certification pursuant to Section 2.3 (Compatibility and Trademark License) above.

6.6 [**]

10. New Section 7.5, Source Code Support. Immediately after Section 7.4 of the License Agreement, insert the following:

“7.5 Source Code Support. Provided that Licensee timely pays all Maintenance and Support Fees set forth in Section 4.2 and Exhibit D (Royalties and Fees), PalmSource will provide Licensee with the equivalent of [**] full-time resource for support relating to the Source Materials. [**] full time resource could mean one full time person or [**] half-time people, or [**] quarter-time people, etc. The accounting for, and assignment of, such resources will be solely determined by PalmSource, provided however, that PalmSource will designate a primary project lead who will serve as the primary point of contact for source code support issues under this Section 7.5. A full time resource equivalent is based on a [**] hour work week, available during normal business hours. If the demand for support relating to the Source Materials exceeds this specified amount on an ongoing basis, as determined by PalmSource, PalmSource may assign additional resources which will billed to Licensee at then-current professional services consulting rates. Licensee will be notified in advance of such assignment and will have the option to decline such services; however Licensee will then modify its Source Materials support requirements to the agreed upon level. PalmSource shall have no support obligations with respect to Source Materials other than as expressly set forth in this Section 7.5.

11. New Section 7.6, Training. Immediately after Section 7.5 of the License Agreement, insert the following:

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

“7.6 Training. PalmSource shall provide a total of [**] of training for up to [**] Licensee employees, at PalmSource’s site, unless otherwise agreed in writing. Licensee shall reimburse PalmSource for PalmSource’s then current training fee for such course for each of Licensee’s participants and all travel expenses (if any) to Licensee’s offices for such training. As a prerequisite to attending such course, any participant in such course must have successfully completed any requisite training course. PalmSource shall have no other training obligations with respect to the Palm Source Code or Palm Source Code Documentation other than as expressly set forth in this Section 7.6.”

12. New Sections 9.5 and 9.6, Palm Source Code; Further Assurances. Immediately following Section 9.4 of the License Agreement insert the following:

“9.5 Palm Source Code. Licensee acknowledges that Source Materials are valuable trade secrets and Confidential Information of PalmSource. PalmSource shall be the sole and exclusive owner of the Source Materials. Licensee agrees that it will not remove, alter or otherwise obscure any proprietary rights notices appearing in Source Materials. Further, PalmSource shall own all right, title and interest in and to all Derivative Works and discrete modifications to the Source Materials made by or for Licensee, including without limitation all Modifications authorized under Section 2.9(b), and all OS Developments made by or for Licensee (together with Derivative Works, the “Licensee Modifications”), and shall be permitted, in its sole discretion, to use and license such Licensee Modifications for any and all purposes whatsoever and to take all reasonable and necessary steps to protect all intellectual property rights embodied in such Licensee Modifications. Licensee hereby irrevocably transfers, conveys and assigns to PalmSource its rights in the Licensee Modifications as set forth below in Section 9.6 (Further Assurances). Licensee shall provide to PalmSource, within [**] of the end of each calendar quarter of this Agreement, complete copies of Licensee Modifications, including object code and source code, and a high-level description of the intended function or related feature created by Licensee during the preceding quarter (to the extent not already provided to PalmSource). Subject always to PalmSource’s ownership of the Source Materials and other items described above, Licensee shall retain ownership of Licensee Add-On Modules and Licensee Replacement Fragments.

9.6 Further Assurances. Licensee agrees to assign and does hereby expressly assign, and agrees to ensure that Licensee’s employees, agents and subcontractors assign, to PalmSource all right, title and interest worldwide in and to the Licensee Modifications, regardless of the medium, with regard to the copyright, patent, trade secret, mask work and other intellectual property rights associated therewith (including, without limitation, all adaptation, marketing, modification, patrimonial,

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

representation, reproduction and translation rights), except for the moral right but only to the extent that it is inalienable as per Sections L.121-1 and L.121-7 of the French Intellectual Property Code (“Code de la Propriete Intellectuelle”), if such French law is applicable. In this regard, Licensee will ensure that Licensee’s employees, agents and subcontractors appropriately waive any and all claims and assign to PalmSource any and all interest, right and title in and to the Licensee Modifications, worldwide, including, without limitation, the copyright, patent and trade secret rights associated therewith (except for the limited inalienable moral right under French law as described above if such French law is applicable). During and after the term of this Agreement, Licensee will assist PalmSource in every reasonable way, at PalmSource’s expense, to defend, maintain, perfect, register and secure for PalmSource’s benefit all copyrights, patent rights, mask work rights, trade secret rights, and other proprietary rights in and to the Licensee Modifications. PalmSource agrees to grant Licensee a royalty-free, fully-paid, irrevocable, non-terminable, perpetual, worldwide, non-exclusive license, solely under inventions and patents assigned by Licensee to PalmSource hereunder in connection with Licensee Modifications, to make, use, offer for sale, import, export, sublicense, or otherwise dispose of any of Licensee’s products and/or operate any of Licensee’s services, for any purposes, with full rights to sublicense; provided that the foregoing license shall not include any rights to Confidential Information or intellectual property of PalmSource that is not invented by Licensee and assigned to PalmSource even if incorporated into, necessary for use of, or otherwise underlying such invention or patent. With respect to patent rights based on Licensee Modifications which are assigned to PalmSource by Licensee, if Licensee desires for PalmSource to file a patent application or maintain a patent for a particular invention even though ownership has been assigned to PalmSource, Licensee may request to discuss such matter with PalmSource in good faith. In such event, PalmSource will consider Licensee’s legitimate business concerns as well as PalmSource’s own interests (which may include, without limitation, PalmSource’s interests regarding confidentiality, costs and intellectual property strategy) in deciding whether to file or maintain a patent for such invention, but shall retain final discretion over such matters. [**].

9.7 Development of Licensee Replacement Fragments. The following step shall be taken with respect to Licensee’s development of Licensee Replacement Fragments:

(a) Licensee is not required to notify PalmSource in advance of Licensee Replacement Fragments which are Patches supported in PalmSource’s standard third party developer software development kit for the respective version of the Palm OS.

(b) For all other Licensee Replacement Fragments, Licensee will notify PalmSource within [**] of committing engineering or other resources to researching and/or

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developing any Licensee Replacement Fragment with a specific description of the methods and interfaces that Licensee desires to use to create such Licensee Replacement Fragment and the functions to be provided by such Licensee Replacement Fragment.

(c) For Licensee Replacement Fragments which are Patches to Exposed System APIs supported in PalmSource’s standard product development kit for licensees of the respective version of the Palm OS, Licensee agrees to consider in good faith any comments or concerns provided by PalmSource regarding the Patch. However, after considering such comments and concerns, Licensee may proceed with development of the Patch.

(d) For any other software which is not a Patch, the software shall not be considered a Licensee Replacement Fragment unless the development proposed by Licensee, and Licensee’s retained ownership rights, are approved in writing or by electronic means (i.e. email confirmation ) by PalmSource. Within [**] after its receipt of notification from Licensee pursuant to (a) hereinabove, PalmSource will use reasonable efforts to notify Licensee in writing or by electronic means (i.e. email confirmation) whether it approves or objects to Licensee’s development of any such Licensee Replacement Fragment and, if it objects, to provide an explanation of the reasons for such objection.

PalmSource shall have the right to audit and thoroughly review the source code of such software upon request in accordance with Section 2.9(h). PalmSource acknowledges that the information related to Sony’s notification and the source code owned by Licensee are Licensee’s Confidential Information. PalmSource retains the right in its sole discretion to develop Object Code Fragments which may be the same or substantially similar to the Licensee Replacement Fragments. Notwithstanding anything to the contrary, the use of Licensee Replacement Fragments by Licensee remains subject to all of the Test Criteria and other requirements set forth in this Agreement.

9.8 Request to Convert Unexposed System API into Exposed System API. If Licensee desires to have an Unexposed System API converted into an Exposed System API, Licensee will make a request to PalmSource in writing in advance prior to the time at which technological feasibility of the Object Code Module using this System API is first determined. The notification will include a specific reference to the Unexposed System API and a precise technical description of Licensee’s desired uses of such Unexposed System API. PalmSource approval for such conversion will not be unreasonably withheld. Notwithstanding the foregoing, PalmSource may withhold approval in its sole discretion if PalmSource finds a technological-feasibility problem or compatibility problem with such proposed conversion, or suggests an

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alternate solution that does not require use of the Unexposed System. If approval is granted by PalmSource, PalmSource will provide documentation and/or sample code showing the approved manner of using the System API in order to qualify as an Exposed System API. Notwithstanding anything to the contrary in this Agreement, an Unexposed System API shall not be converted into an Exposed System API unless approved in writing by PalmSource in advance.

9.9 Licensee Related Works. Within [**] of PalmSource’s request or within [**] after initial delivery of the OS Developments to PalmSource, whichever earlier, Licensee shall disclose in writing to PalmSource a complete list and description of all Licensee Related Works incorporated into any OS Developments.

Licensee hereby grants PalmSource, a royalty-free, fully paid, irrevocable, non-terminable, perpetual, worldwide, non-exclusive license to use, make and have made, modify, demonstrate, distribute, offer for sale, sell and import all or any part of “PalmSource Products” incorporating or based on Licensee Related Works, with full rights to sublicense and have sublicensed such rights to any third party, prepare and have prepared derivative works based on, reproduce, have reproduced Licensee Related Works for the purpose of the development of PalmSource Products. Licensee grants PalmSource no other rights, whether by implication, estoppel, statute or otherwise, except as expressly provided in this Agreement or any co-development agreement. Further, no license or immunity is granted by Licensee either directly or by implication, estoppel or otherwise, to any third parties acquiring PalmSource Products from PalmSource for the combination thereof with other items or for use of such combination, except that combinations will be licensed to the extent that the PalmSource Products would constitute, in the absence of a license, (without regard to knowledge, intent or geographic requirements) contributory infringement or inducement of infringement with respect to such combination and to the extent of each patent claim related to such contributory infringement or inducement of infringement (“Licensed Combinations”). Notwithstanding the foregoing sentence, Licensee may, at its discretion, terminate such license with respect to a particular licensee of the PalmSource Product if such licensee has Asserted its own patents related to the Licensed Combinations against Licensee with respect to the Licensee Products. PalmSource shall be the sole and exclusive owner of any such modifications or derivative works prepared by or on behalf of PalmSource subject to Licensee’s ownership of the Licensee Related Work.

Licensee shall not incorporate or provide any Licensee Related Works that infringe the copyrights or misappropriate the trade secrets of any third party or that use any intellectual property of Licensee unless Licensee has the unrestricted right to grant to PalmSource the licenses set forth in Section 9. Licensee will use at least the same

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level of efforts to avoid infringement of any third party patents by Licensee Modifications and Licensee Related Works that it uses for development of its own products, but no less than reasonable efforts. In addition, Licensee shall not incorporate or provide any Licensee Related Works in connection with OS Developments for live versions of the source code tree as described in Appendix A without the prior written approval of PalmSource. Any items incorporated or provided for live versions of the source code tree as described in Appendix A which are not so approved by PalmSource will be deemed to be OS Developments owned by PalmSource under Section 9.5 above. Each Party will use reasonable efforts to identify areas in the source code tree where Licensee may have inadvertently incorporated Licensee Related Works. PalmSource will use reasonable efforts to notify Licensee if it becomes aware of such areas prior to release and to consider mutually agreed alternatives before deeming such items to be OS Developments owned by PalmSource. If Licensee inadvertently incorporates Licensee Related Works which are covered by Licensee’s pre-existing patents and patent applications for inventions which Licensee can demonstrate were originally developed independently of any Source Materials, then ownership of those patents and patent applications will not be automatically assigned to PalmSource under the foregoing sentence; provided, however, that those patents and patent applications shall be licensed to PalmSource as Licensee Related Works under this Section 9.9 for use in connection with PalmSource Products and modifications and derivatives thereof.

9.10 Indemnification. Licensee shall indemnify, hold harmless and, at PalmSource’s request, defend PalmSource and its sublicensees and customers and its/their officers, directors, agents and employees (“Defended Parties”) from and against all claims, liabilities, damages, losses, and expenses, including but not limited to, reasonable attorney’s fees and costs of suit, resulting from such claim alleging that Licensee’s OS Developments or Licensee Related Works to the extent used in or for PalmSource Products, infringe the copyrights, or misappropriate the trade secrets, of any third party; provided that (i) Licensee is promptly notified, rendered reasonable assistance by Palm as required (at Licensee’s expense), and permitted to direct the defense or settlement negotiations, and (ii) Licensee shall have no liability for any infringement arising from deliverables not supplied by Licensee, or any modifications to any deliverables not made by or for Licensee, or to the extent arising from strict compliance with PalmSource’s written specifications.”

13. New Section 10.4, Source Code Warranty Disclaimer. Immediately after Section 10.3 of the License Agreement insert the following:

“10.4 Source Code Warranty Disclaimer.

(a) PALMSOURCE MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WHATSOEVER AS TO THE PALM SOURCE CODE OR PALM SOURCE CODE DOCUMENTATION. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND YEAR 2000 COMPLIANCE

CONFIDENTIAL

THEREFOR ARE EXPRESSLY DISCLAIMED ON BEHALF OF PALMSOURCE AND ANY OF ITS LICENSORS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LICENSE AGREEMENT, PALMSOURCE SHALL NOT HAVE ANY LIABILITY, AND DOES NOT AND SHALL NOT BE OBLIGATED TO PROVIDE ANY WARRANTY, SUPPORT, MAINTENANCE OR INDEMNIFICATION, RELATING TO ANY LICENSEE SOFTWARE, INCLUDING WITHOUT LIMITATION ANY LICENSEE ADD-ON MODULES, LICENSEE REPLACEMENT FRAGMENTS AND LICENSEE MODIFICATIONS.

(b) EXCEPT WITH RESPECT TO LICENSEE’S INDEMNIFICATION OBLIGATION UNDER SECTION 9.10, LICENSEE MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WHATSOEVER AS TO THE LICENSEE MODIFICATIONS. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT (EXCEPT AS SET FORTH IN SECTION 9.10), AND YEAR 2000 COMPLIANCE THEREFOR ARE EXPRESSLY DISCLAIMED ON BEHALF OF LICENSEE.”

14. In consideration of the information rights and co-development efforts to be provided by Licensee under the Business Collaboration Agreement, and the rights and license granted to PalmSource for co-developed software and other modifications to the Palm Software set forth in this Amendment No. 6, the term of the License Agreement will be extended to allow Licensee to distribute co-developed and follow-on releases of the Palm OS which use contributions from Licensee at the current royalty rate for a period of time, followed by an adjusted royalty rate as set forth below; provided, however, that these provisions shall not take effect until (1) the earlier of (i) completion of the initial co-development project under the Business Collaboration Agreement, or (ii) Licensee making available substantial development resources for co-development under the Business Collaboration for a period of at least six (6) months after the Effective Date; and (2) Licensee providing the resulting Licensee Modifications to PalmSource in accordance with Section 9 of the License Agreement.

(a) Section 15.1, Term. Subject to the foregoing, Section 15.1 of the License Agreement will be replaced with the following:

“This Agreement shall be effective from the Effective Date until the tenth (10th) year anniversary of the Amendment No. 6 Effective Date, unless earlier terminated in accordance with the terms hereof. Thereafter, this Agreement may be renewed on its anniversary dates for successive one (1) year terms if each party agrees to do in writing, executed by both parties no later than sixty (60) days prior to any such anniversary date. [**]

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(b) Section 15.2, Termination Due to Bankruptcy, etc. Subject to the foregoing, the following will be inserted after the last sentence in Section 15.2:

“In the event that Palm undergoes an Adverse Acquisition (as defined below), and (b) the original ten (10) year term described in Section 15.1 above will expire in less than five (5) years from the time such event first occurs, then Licensee may elect in writing within thirty (30) days after such time to extend the term until five (5) years after such event first occurs; provided that Licensee is not in breach of this License Agreement and continues to comply with all of the terms and conditions of this License Agreement, including without limitation Licensee’s obligations under Sections 4 and 5. As used above, an ‘Adverse Acquisition’ means that a third party acquires more than fifty (50%) of the total voting power of PalmSource and is reasonably expected by Licensee to materially adversely change the manner of developing, licensing and supporting future releases of the Palm OS. Licensee will notify the acquirer within thirty (30) days after the acquisition if it reasonably believes that the acquisition will materially adversely impact the availability and support of future releases of the Palm OS for Licensee. Licensee agrees to enter into discussions with the acquirer and reasonably consider alternatives before extending the term of this Agreement under this paragraph.

In the event that PalmSource undergoes any of (i) through (iv), PalmSource acknowledges that all rights and licenses granted to Licensee under or pursuant to this Agreement as amended are and shall otherwise be deemed to be, for purposes of Section 365 (n) of the U.S. Bankruptcy Code, licenses of rights to intellectual property as defined under Section 101 (56) of the U.S. Bankruptcy Code, as amended. The parties agree that Licensee, as a licensee of such rights under this Agreement as amended, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, as amended. PalmSource acknowledges that if PalmSource, as a debtor in possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, Sony and its Affiliates may elect to retain their rights under this Agreement as provided in Section 365 (n) of the Bankruptcy Code.”

(c) Exhibit D, Section 2,Royalties For Licensee Products. For a period of up to [**] prior to the [**] of the Amendment No. 6 Effective Date, PalmSource and Licensee shall negotiate in good faith a new amount and method of calculation of royalties for the remainder of the term, which may include the current method set forth in Section 2 of Exhibit D (Royalties and Fees) or such royalty calculation methods including, but not limited to, (i) per unit royalties with discounts according to the volume of sales of the Licensee Products, (ii) per unit royalties with discounts according to Licensee’s annual commitment, (iii) royalty per unit calculated by percentage based on Licensee’s revenue, etc. If the Parties do not mutually agree in writing upon a new royalty amount and method of calculation prior to the [**] of the Amendment No. 6 Effective Date, then

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CONFIDENTIAL

PalmSource’s then-prevailing standard royalty amount and method of calculation for PalmSource’s other licensees dealing with similar products in similar volumes shall apply to the Licensee Products for the remainder of the term of this Agreement

15. Exhibit D, Section 3, Maintenance and Support Fees For Licensee Products. Delete the text in Section 3 of Exhibit D to the License Agreement in its entirety and replace with the following:

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16. Entire Agreement. The parties agree that this Amendment No. 6, together with the Business Collaboration Agreement, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that (i) the License Agreement (including Amendments Nos. 1-5) shall remain in full force and effect except as expressly modified by this Amendment No. 6, and (ii) the Development Agreement shall remain in full force and effect without modification.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 6 on the Amendment No. 6 Effective Date.

PALMSOURCE, INC.		SONY CORPORATION

By:	/s/ DAVID C. NAGEL	By:	/s/ KEIJI KIMURA
Name:	David C. Nagel	Name:	Keiji Kimura
Title:	President & CEO	Title:	President, Mobile Network Company

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CONFIDENTIAL

PalmSource/Licensee Confidential

APPENDIX A

Source Code Management and Access Policies and Procedures

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AMENDMENT NO. 9

TO

SOFTWARE LICENSE AGREEMENT

This Amendment No. 9 (“Amendment”) is entered into by and between PalmSource, Inc. (“PalmSource”), a Delaware corporation with a place of business at 1240 Crossman Avenue, Sunnyvale California 94089-1116, and Sony Corporation (“Licensee”), a Japanese corporation with a place of business at 6-7-35 Kitashinagawa, Shinagawa-ku, Tokyo, 141-0001, Japan. The effective date of this Amendment shall be June 25, 2003 (“Amendment Effective Date”).

RECITALS

A.	Effective as of November 12, 1999, PalmSource and Licensee entered into a Software License Agreement, as amended (“License Agreement”; capitalized terms used herein and not defined shall have the meanings set forth in the License Agreement) with regard to Licensee’s developing, manufacturing and marketing handheld computing products incorporating specified PalmSource software and technology related to the Palm OS platform.

B.	The parties have agreed to set forth their respective rights and obligations with respect to certain jointly developed APIs pursuant to Section 6.4 of the License Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, the parties hereby amend the License Agreement as follows:

1    Definitions.

(a)	“MMLib API” means the application programming interfaces for multimedia applications jointly developed by PalmSource and Licensee, as more fully described in Attachment 1 hereto and illustrated in a schematic view as Attachment 2.

(b)	“Multimedia Framework API(s)” mean the application programming interfaces for multimedia functions which expressly excludes MMLib API and System API, which is illustrated in a schematic view as Attachment 2.

2    Ownership.  Licensee and PalmSource shall jointly own all right, title and interest in and to the MMLib API, including, but not limited to, any changes thereto implemented by either party as provided in Section 3 below, each party having joint ownership therof. Neither party shall have any obligation to account to the other for profits or to obtain the consent of the other, with respect to any license or other exploitation of the intellectual property rights embodied in the MMLib API by reason of such joint ownership.

3	MMLib API Modifications, Multimedia Framework API Modifications and NewMultimedia Framework API. As provided in Section 6.5 License Agreement:

(a)    PalmSource and Licensee may propose any changes to the MMLib API. Such changes to the MMLib API shall be discussed and reviewed by both parties.

(b)    PalmSource agrees to consider any such changes proposed by Licensee in good faith; provided that PalmSource shall determine in its sole discretion which such changes will or will not be incorporated into all future versions of the Palm Device Applications SDK or future versions of Palm OS.

(c)    PalmSource agrees to notify Licensee within five (5) days of committing engineering or other resources to make MMLib API or Multimedia Framework API- modifications or to create a new Multimedia Framework API, setting forth the nature of the contemplated changes.

(d)    The parties agree that all matters relating to the MMLib API or Multimedia Framework and their modification and use are governed by the terms of the License Agreement including, but not limited to, the policies and provisions of Section 6.5.

4    Copyright Notice.  In all copies and reproductions of the MMLib API, including any modifications thereto, which are distributed by either party, the distributing party shall include a copyright notice that reads: “Copyright © [year] PalmSource, Inc. and Sony Corporation. All Rights Reserved”.

5    Entire Agreement.  The parties agree that this Amendment constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that the License Agreement, except as modified by this Amendment, remains in full force and effect.

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the Amendment Effective Date.

PALMSOURCE, INC		SONY CORPORATION

By:	/s/ AL WOOD	By:	/s/ KOICHI TANAKA
Name: Al Wood Title: CFO		Name: Koichi Tanaka Title: General Manager IT Development Department IT & Mobile Solutions Network Company

Date: 6/25/03		Date: 6/20/03

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ATTACHMENT 1

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ATTACHMENT 2

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